UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under 240.14a-12
Opendoor Technologies Inc.

(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

OPENDOOR TECHNOLOGIES INC.
410 N. Scottsdale Road, Suite 1600
Tempe, Arizona 85288
LETTER TO STOCKHOLDERS FROM THE CHIEF EXECUTIVE OFFICER
Dear Opendoor Stockholder:
I am pleased to invite you to the 2025 Annual Meeting of Stockholders of Opendoor Technologies Inc. (the “Annual Meeting”), which will be held on Friday, June 13, 2025, at 9:30 a.m. Pacific Time. The Annual Meeting will be a completely virtual meeting conducted via live audio webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/OPEN2025. For further information on how to participate in the meeting, please see “General Information About the Annual Meeting & This Proxy Statement” in the accompanying proxy statement.
We are also pleased to make our annual report and proxy materials available to stockholders over the internet under the U.S. Securities and Exchange Commission’s (the “SEC”) Notice and Access rules. We believe this electronic delivery option provides our stockholders with information in a more timely, cost-efficient, and environmentally conscious manner versus providing materials in paper form.
In 2024, we took decisive steps to simplify our business and sharpen our strategic focus to drive the Company towards sustainable, profitable growth. We also took actions to better align our operations with our current scale and profitability targets, as reflected by the $50 million reduction in our fixed operating expenses year-over-year. In the fourth quarter, we launched a cost-efficiency program alongside a workforce reduction. We are focused on ensuring attractive unit economics in our cash offer business, operating with strong cost discipline, and making progress on our path to profitability, notwithstanding the persistent macro real estate pressures.
It is very important that your shares be represented and voted at the Annual Meeting regardless of whether you plan to attend virtually. The accompanying proxy statement contains information about the matters on which you are being asked to vote, as well as specific instructions for voting over the telephone or via the internet, or by submitting your proxy. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. You are encouraged to read the materials carefully and vote in accordance with the recommendations of the Board of Directors (the “Board”).
Thank you for your investment in Opendoor. We appreciate your support.
Sincerely,

Carrie Wheeler
Chief Executive Officer & Chair of the Board
April 25, 2025

OPENDOOR TECHNOLOGIES INC.
410 N. Scottsdale Road, Suite 1600
Tempe, Arizona 85288

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Statements containing words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “might,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strategy,” “strive,” “target,” “vision,” “will,” or “would,” any negative of these words or other similar terms or expressions may identify forward-looking statements. The absence of these words does not mean that a statement is not forward-looking. All statements contained in this proxy statement that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding future company performance; our key priorities, including our path to profitability; our ability to meaningfully improve adjusted net income (“ANI”) losses in 2025; whether we are successful in implementing our cost reduction initiatives; macro real estate pressures; future performance-based compensation arrangements; and future executive at-risk and not at-risk compensation mix. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee these results. Differences in our actual results from those described in these forward-looking statements may result from actions taken by us as well as from risks and uncertainties beyond our control. For more information about potential factors that could affect our business and financial results, please review the “Risk Factors” described in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC and in our other filings with the SEC. Except as may be required by law, we do not intend, and undertake no duty, to update this information to reflect future events or circumstances.

OPENDOOR TECHNOLOGIES INC.
410 N. Scottsdale Road, Suite 1600
Tempe, Arizona 85288
NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS
2025 Annual Meeting Information

Time:
9:30 a.m. Pacific Time

Date:
June 13, 2025

Location:
Online only via live audio webcast at
www.virtualshareholdermeeting.com/
OPEN2025
Your vote is important regardless of the number of shares of common stock you own. To ensure that a quorum is present at the annual meeting, please vote your shares over the internet or by telephone, or, if you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed envelope, whether or not you expect to attend the annual meeting. We encourage stockholders to submit their proxy via telephone or online. If you decide to attend the annual meeting, you will be able to vote electronically using your 16-digit control number, even if you have previously submitted your proxy.
To Our Stockholders:
NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Opendoor Technologies Inc. (the “Company” or “Opendoor”) will be held on Friday, June 13, 2025, at 9:30 a.m. Pacific Time. The Annual Meeting will be a virtual meeting conducted via live audio webcast. You will be able to attend the Annual Meeting online and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/OPEN2025 and entering your 16-digit control number included in this Notice of Internet Availability of Proxy Materials (this “Internet Notice”), your proxy card or the instructions that accompanied your proxy materials. You will not be able to attend the Annual Meeting physically. If you wish to attend the Annual Meeting, detailed instructions are provided under “How do I attend this year’s Annual Meeting?” on page 9 of the accompanying proxy statement. We have also provided information regarding how stockholders can engage during the Annual Meeting, including how they can vote, ask questions, request technical support and access information following the Annual Meeting within the accompanying proxy statement.
At the Annual Meeting, stockholders will consider and vote on the following matters:

MATTER
The election of Adam Bain and Pueo Keffer to hold office as Class II members of the Board of Directors, each to serve until the 2028 Annual Meeting of Stockholders.

The ratification of the appointment by the Audit and Risk Committee of the Board of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

The approval, on an advisory (non-binding) basis, of the compensation of our named executive officers, as disclosed in the accompanying proxy statement.

The stockholders will also act on any other business that may properly come before the Annual Meeting or any postponement, continuation or adjournment of the Annual Meeting. Information relevant to these matters is set forth in the accompanying proxy statement.
Stockholders of record of our common stock as of close of business on Wednesday, April 16, 2025 (the “Record Date”), are entitled to notice of, and to vote at, the Annual Meeting or any postponement, continuation or adjournment thereof. A complete list of stockholders as of the Record Date will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the Annual Meeting by sending an email to investors@opendoor.com, stating the purpose of the request and providing proof of ownership of Opendoor stock.

On or about April 25, 2025, we expect to mail to our stockholders the Internet Notice containing instructions on how to access this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2024 (our “2024 Annual Report”). The Internet Notice provides instructions on how to vote via the internet or by telephone and how to receive a paper copy of our proxy materials.
It is important that your shares be represented regardless of the number of shares of common stock you may hold. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares via the toll-free telephone number or over the internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will help ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a 16-digit control number from that record holder.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
of Stockholders to Be Held on Friday, June 13, 2025, at
www.virtualshareholdermeeting.com/OPEN2025:

This proxy statement and our 2024 Annual Report
are available for viewing and downloading at www.proxyvote.com.

By Order of the Board of Directors,

Sydney Schaub
Chief Legal Officer & Corporate Secretary
April 25, 2025

PROXY STATEMENT SUMMARY
This section summarizes and highlights certain information contained in this proxy statement but does not contain all the information that you should consider when casting your vote. Please review the entire proxy statement as well as our 2024 Annual Report carefully before voting.
Proposals and Board Recommendations

Proposal 1	Board Recommendation and Page Number
Election of two nominees to hold office as Class II members of our Board until the 2028 Annual Meeting of Stockholders	The Board recommends you vote “FOR” each of Adam Bain and Pueo Keffer.
See “Proposal 1 – Election of Directors” beginning on page 13 of this proxy statement.

Proposal 2	Board Recommendation and Page Number
Ratification of the appointment by the Audit and Risk Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025
The Board recommends a vote “FOR” the ratification of the appointment by the Audit and Risk Committee of Deloitte & Touche LLP as Opendoor’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

See “Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm” beginning on page 66 of this proxy statement.

Proposal 3	Board Recommendation and Page Number
Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers (Say-on-Pay Vote)	The Board recommends a vote “FOR” the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers, as disclosed in this proxy statement.

See “Proposal 3 – Approval, on an Advisory (Non-Binding) Basis, of the Compensation of Our Named Executive Officers” beginning on page 68 of this proxy statement and “Executive Compensation” beginning on page 28 of this proxy statement.

Opendoor Technologies Inc. // 2025 Proxy Statement	1

Our Board of Directors

				Committee Memberships
Name	Primary Occupation	Age*	Independent	A	C	G
Carrie Wheeler (Chair of the Board)	CEO, Opendoor Technologies Inc.	53
Adam Bain**	Co-Managing Partner, 01 Advisors	51	•		•	•
David Benson	Former President of Fannie Mae	65	•	• +
Eric Feder	President of LENX, LLC	55	•
Dana Hamilton	Former Head of Real Estate, Pretium Partners LLC	56	•	• +		CHAIR
Pueo Keffer**	Managing Director, Access Technology Ventures	43	•	CHAIR +	•
John Rice (Lead Independent Director)	CEO, Management Leadership for Tomorrow	58	•			•
Glenn Solomon	Managing Partner, Notable Capital	56	•		CHAIR

* Ages are as of April 16, 2025	CHAIR = Committee Chair + = Financial Expert	A = Audit and Risk Committee C = Compensation Committee G = Nominating and Corporate Governance Committee
** Class II director nominee

Director Highlights
One of the primary functions of our Board is to provide oversight and strategic guidance to senior management, including overseeing management’s performance relative to our goals and objectives and ensuring that the long-term interests of our stockholders are being served. It is therefore essential that the Board be composed of directors who are qualified to effectively support our growth and business strategies. We believe that our directors bring a well-rounded variety of experience, industry backgrounds and perspectives to the Board and represent an effective mix of skills to meet the challenges of our strategic goals.

Balanced Mix of Skills, Qualifications and Experience
	Carrie Wheeler	Adam Bain	David Benson	Eric Feder	Dana Hamilton	Pueo Keffer	John Rice	Glenn Solomon
Industry Background(1)	✔	✔	✔	✔	✔	✔		✔
Public Company Governance and Risk Management(2)	✔	✔	✔	✔	✔	✔	✔	✔
Current or Former Public Company Executive(3)	✔	✔	✔	✔	✔

(1)	Experience as a senior executive in the real estate or technology industry.
(2)	Significant public company governance, risk management and compliance experience, including experience serving on a board of directors of similar complexity to Opendoor.
(3)	Served as a Chief Executive Officer, Chief Financial Officer or other executive officer of a public company.

2	Opendoor Technologies Inc. // 2025 Proxy Statement

Corporate Governance Highlights
Opendoor is committed to good governance practices that protect and promote the long-term value of the Company for its stockholders. The Board regularly reviews our governance practices, including those outlined in our Corporate Governance Guidelines, to ensure they reflect the evolving governance landscape and appropriately support and serve the best interests of the Company and its stockholders.

Independent Oversight
•
Seven of eight current directors are independent (all except for Carrie Wheeler, our Chief Executive Officer (“CEO”)).

•
Board meetings and committee meetings include regular executive sessions of non-employee directors.

•
Board has unrestricted access to Company management.

•
Board committees are composed entirely of independent directors.

•
Board and committees engage in active oversight of the Company’s strategy and risk management.

•
Directors must offer to resign if the Board or Nominating and Corporate Governance Committee (the “Nominating Committee”) has determined that an actual conflict of interest arises with respect to the director that is not waived by the Board.

•
Designated Lead Independent Director is responsible for coordinating the activities of the independent directors, including presiding over all Board meetings.

Board Membership Criteria
•
Nominating Committee is responsible for identifying, reviewing, evaluating and recommending candidates to serve as directors of Opendoor.

•
Directors possess deep and diverse sets of skills and expertise to effectively support our growth and business strategies.

•
Board completes an annual assessment of director skills and expertise to ensure the Board meets the Company’s evolving oversight needs.

•
All Audit and Risk Committee members are financial experts.

•
Board oversees risk management, reviewing and advising management on significant risks facing the Company, and fostering a culture of integrity and risk awareness.

•
Board and committees complete annual self-evaluations (overseen by the Nominating Committee).

•
New directors attend orientation and all directors undertake periodic ongoing education.

Stockholder Rights	• One class of common stock, with each share entitled to one vote. • No stockholder rights plan in place. • Stockholder communication process available for communicating with the Board.
Good Governance Practices
•
Code of Business Conduct and Ethics (“Code of Conduct”) applies to directors and all employees.

•
Insider Trading and Trading Window Policy (“Insider Trading Policy”) prohibits hedging transactions, short sales and buying or selling puts, calls, options or other derivative securities of the Company by directors, officers and employees.

•
Compensation Committee of the Board (“Compensation Committee”) engages an independent compensation consultant for objective advice.

•
Change-in-control payments and benefits are double-trigger arrangements.

•
Robust stock ownership guidelines apply to executive officers and directors.

•
Directors are expected not to simultaneously serve on more than five public company boards, except with the prior approval of the Board.

•
Clawback policy applies to executive compensation.

Opendoor Technologies Inc. // 2025 Proxy Statement	3

Executive Compensation Highlights
We maintain a market-competitive compensation program that enables us to attract, motivate and retain highly qualified executives who can achieve our business objectives. In addition, our program is heavily weighted towards equity compensation, thereby enabling us to closely align the interests of our executive officers with the interests of our stockholders. To ensure that we are able to achieve these objectives, we adhere to the following best practices:

Compensation Committee
•
Consists solely of independent directors.

•
Retains its own independent compensation consultant that performs no other consulting or other services for Opendoor.

•
Conducts annual review of compensation strategy and program, including review and determination of compensation peer group used for comparative purposes.

Other Elements of Compensation Program Design
•
A significant portion of executive compensation is “at risk” based on our performance, including short-term cash incentives and long-term equity incentives, to align the interests of our executive officers with those of our stockholders.

•
Change-in-control payments and benefits for executive officers are double-trigger arrangements.

•
Annual stockholder advisory vote is conducted on named executive officer compensation.

•
Company has pay-for-performance philosophy, which ensures that executive officers’ total compensation is dependent upon overall, long-term success as measured through company performance, stock price and/or total stockholder return.

•
No tax reimbursement payments (including gross ups) are made on severance or change in control payments or benefits.

•
No pension arrangements or retirement plans or arrangements are offered to executive officers different from or in addition to those offered to other employees.

•
Executive officers participate in broad-based, company-sponsored health and welfare benefit programs on the same basis as other full-time, salaried employees.

•
Executive officers and other employees are prohibited from hedging their interests in Opendoor equity securities.

•
Executive officers are subject to robust stock ownership guidelines.

•
Executive officers are subject to clawback policy, which provides for the mandatory recovery of certain erroneously awarded incentive compensation in the event of an accounting restatement.

Stockholder Engagement
Opendoor engages with stockholders and analysts through conference calls, industry conferences, one-on-one meetings and teleconferences. We typically discuss our financial position, strategic priorities, business outlook and other topics of prime importance to stockholders. This engagement helps us better understand evolving stockholder priorities and perspectives, gives us an opportunity to elaborate upon our initiatives with relevant experts, and fosters constructive dialogue. As we continue to mature as a public company, we will continue to engage with our stockholders regarding our corporate governance practices. We are committed to maintaining an active dialogue with our stockholders to better understand their perspectives and consider their ideas as we continue to evolve our corporate governance and business practices and public disclosures.

4	Opendoor Technologies Inc. // 2025 Proxy Statement

Business Combination
Opendoor was formed through a business combination with Social Capital Hedosophia Holdings Corp. II (“SCH”), a Cayman Islands exempted company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Business Combination, pursuant to which Opendoor Labs Inc. became a wholly owned subsidiary of SCH and SCH changed its name from “Social Capital Hedosophia Holdings Corp. II” to “Opendoor Technologies Inc.,” was completed on December 18, 2020.
In this proxy statement, unless the context requires otherwise, references to “Opendoor,” the “Company,” “we,” “us” and “our,” and similar references refer to Opendoor Technologies Inc. and its wholly owned subsidiaries following the Business Combination.

Opendoor Technologies Inc. // 2025 Proxy Statement	5

OPENDOOR TECHNOLOGIES INC.
410 N. Scottsdale Road, Suite 1600
Tempe, Arizona 85288
GENERAL INFORMATION ABOUT THE ANNUAL
MEETING & THIS PROXY STATEMENT
For the 2025 Annual Meeting of Stockholders
to Be Held on Friday, June 13, 2025
This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Opendoor Technologies Inc. (the “Company,” “Opendoor,” “we,” “our” or “us”) for use at the Company’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, June 13, 2025, at 9:30 a.m. Pacific Time, and at any postponement, continuation or adjournment thereof.
The Annual Meeting will be held in a virtual meeting format only. Based on stockholders’ and our experiences at previous virtual meetings, we believe our virtual meeting format offers stockholders the same opportunities to participate as an in-person meeting and allows us to provide consistent opportunities for engagement to all stockholders, regardless of their geographic location. Therefore, we have determined that the Annual Meeting will be held in a virtual meeting format only. To participate in our Annual Meeting, including to vote and ask questions during the meeting, visit www.virtualshareholdermeeting.com/OPEN2025 with your 16-digit control number included in your Notice of Internet Availability of Proxy Materials (the “Internet Notice”), proxy card or the instructions that accompanied your proxy materials. If you are a beneficial owner of shares registered in the name of your bank or broker, follow the instructions from your bank or broker. You may be required to provide a 16-digit control number from your bank or broker. If you are unable to obtain a 16-digit control number to vote your shares, you will still be able to attend the Annual Meeting as a “Guest,” but will not be able to vote your shares. Instructions on how to connect and participate via the internet are posted at www.virtualshareholdermeeting.com/OPEN2025.
Important Notice Regarding the Availability of Proxy Materials for the Annual
Meeting of Stockholders to Be Held on Friday, June 13, 2025, at
www.virtualshareholdermeeting.com/OPEN2025:
This proxy statement and our 2024 Annual Report are available for viewing and downloading at www.proxyvote.com.
On or about April 25, 2025, we expect to mail to our stockholders the Internet Notice containing instructions on how to access this proxy statement and our 2024 Annual Report.

6	Opendoor Technologies Inc. // 2025 Proxy Statement

Proposals
At the Annual Meeting, stockholders will consider and vote on the following matters:

MATTER
The election of Adam Bain and Pueo Keffer to hold office as Class II members of the Board, each to serve until the 2028 Annual Meeting of Stockholders.

The ratification of the appointment by the Audit and Risk Committee of the Board (“Audit and Risk Committee”) of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

The approval, on an advisory (non-binding) basis, of the compensation of our named executive officers, as disclosed in this proxy statement.

The stockholders will also act on any other business that may properly come before the Annual Meeting or any postponement, continuation or adjournment of the Annual Meeting. We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment. Information relevant to these matters is set forth in this proxy statement.
Recommendations of the Board
The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or internet, your shares of our common stock (“Common Stock”) will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board recommends that you vote as follows:

“FOR” Proposal 1 – the election of each of Adam Bain and Pueo Keffer to hold office as Class II members of the Board until the 2028 Annual Meeting of Stockholders;

“FOR” Proposal 2 – the ratification of the appointment by the Audit and Risk Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2025;

“FOR” Proposal 3 – the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers, as disclosed in this proxy statement; and
In the discretion of the persons appointed as proxies on any other items that may properly come before the Annual Meeting.

Frequently Asked Questions About the Annual Meeting of Stockholders
Why did I receive a notice regarding the availability of proxy materials on the internet?
As permitted by SEC rules, Opendoor is making this proxy statement and its 2024 Annual Report available to its stockholders electronically via the internet. On or about April 25, 2025, we mailed to our stockholders of record entitled to vote at the Annual Meeting the Internet Notice containing instructions on how to access this proxy statement and our 2024 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2024 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.

Opendoor Technologies Inc. // 2025 Proxy Statement	7

If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in those materials.
Who is entitled to vote at the Annual Meeting?
Holders of record of our Common Stock as of Wednesday, April 16, 2025 (the “Record Date”) are entitled to notice of, and such stockholders and holders of a valid proxy will be entitled to vote at, the Annual Meeting or any postponement, continuation or adjournment of the Annual Meeting. As of the Record Date, 728,896,889 shares of our Common Stock were issued and outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote with respect to all matters submitted to stockholders at the Annual Meeting. We have no other securities entitled to vote at the Annual Meeting.
A complete list of stockholders as of the Record Date will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the Annual Meeting by sending an email to investors@opendoor.com, stating the purpose of the request and providing proof of ownership of Opendoor stock.
Stockholder of Record: Shares Registered in Your Name
Each holder of record of Common Stock on the Record Date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. As a stockholder of record, you may vote at the Annual Meeting, or prior to the Annual Meeting, vote through the internet or by telephone, or by mail using a proxy card that you received or that you may request. See “How do I vote my shares if I am a stockholder of record?” below. Whether or not you plan to attend the Annual Meeting, we urge you vote by proxy through the internet or by telephone as instructed below, or by completing a proxy card that you may request or that we may elect to deliver at a later time. Stockholders who attend the Annual Meeting should follow the instructions at www.virtualshareholdermeeting.com/OPEN2025 to vote during the Annual Meeting. The stock transfer books will not be closed between the Record Date and the Annual Meeting date.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on the Record Date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting during the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting virtually. However, since you are not the stockholder of record, you may only vote your shares during the Annual Meeting if you request and obtain a valid 16-Digit Control Number from your broker or agent. Beneficial owners who attend the Annual Meeting should follow the instructions at www.virtualshareholdermeeting.com/OPEN2025 to vote during the Annual Meeting.
How do I vote my shares if I am a stockholder of record?
If you are the record holder of your shares, you may vote in one of four ways. You may vote by submitting your proxy over the internet, by telephone or by mail, or you may vote electronically during the Annual Meeting.

By Internet	By Telephone	By Mail	During the Meeting
You may vote your shares from any location in the world at www.proxyvote.com (you will need your 16-digit control number).	You may vote your shares by calling 1-800-690-6903 and following the instructions on the proxy card.	If you received a proxy card by mail, you may vote by completing, dating and signing the proxy card.
If you wish to vote your shares electronically at the Annual Meeting, you will need to visit www.virtualshareholdermeeting.com/
OPEN2025 during the Annual Meeting while the polls are open (you will need your 16-digit control number).

8	Opendoor Technologies Inc. // 2025 Proxy Statement

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on June 12, 2025. We encourage stockholders to submit their proxy via telephone or online.
How do I vote if my shares are held in “street name”?
If the shares you own are held in your bank or brokerage firm account in a fiduciary capacity (typically referred to as being held in “street name”), you should contact your bank or broker to obtain your control number or otherwise vote through the bank or broker. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you should have received an Internet Notice or voting instructions from the broker or other nominee holding your shares. You should follow the instructions in the Internet Notice or voting instructions provided by your broker or nominee in order to instruct your broker or other nominee on how to vote your shares. The availability of telephone and internet voting will depend on the voting process of the broker or nominee. Please contact your bank, broker or other agent if you have questions about their instructions on how to vote your shares. Please also note that since you are not the stockholder of record, you may only vote your shares during the Annual Meeting if you request and obtain a valid 16-Digit Control Number from your broker or agent. Beneficial owners who attend the Annual Meeting should follow the instructions at www.virtualshareholdermeeting.com/OPEN2025 to vote during the Annual Meeting. You will need the 16-Digit Control Number included on your Internet Notice, your proxy card (if you received a printed copy of the proxy materials) or the instructions that accompanied your proxy materials to join the Annual Meeting.
If you do not provide your broker or bank with instructions on how to vote your shares, your broker or bank will be able to vote your shares with respect to the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal 2) but not with respect to Proposal 1 (Election of Directors) or Proposal 3 (Say-on-Pay vote). For more information, see “What happens if a beneficial owner of shares held in street name does not provide its broker or bank with voting instructions?” and “What are broker non-votes?” below.
Will any other business be conducted at the Annual Meeting?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
How do I attend this year’s Annual Meeting?
To participate in our Annual Meeting, including to vote and ask questions during the Annual Meeting, visit www.virtualshareholdermeeting.com/OPEN2025 with your 16-digit control number included in the Internet Notice, proxy card or the instructions that accompanied your proxy materials. If you are a beneficial owner of shares registered in the name of your bank or broker, follow the instructions from your bank or broker. You will be required to provide a 16-digit control number provided by your bank or broker. If you are unable to obtain a 16-digit control number to vote your shares, you will still be able to attend the Annual Meeting as a “Guest,” but will not be able to vote your shares. Instructions on how to connect and participate via the internet are posted at www.virtualshareholdermeeting.com/OPEN2025.
Even if you plan to attend the live audio webcast of the Annual Meeting, we encourage you to vote in advance by internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.
What if I encounter technical difficulties trying to join or during the Annual Meeting?
We will have technicians ready to assist you with any technical difficulties you may have when accessing the Annual Meeting live audio webcast. Please be sure to check in by 9:15 a.m. Pacific Time on June 13, 2025, the day of the Annual Meeting, so we may address any technical difficulties before the Annual Meeting live audio webcast begins. If you encounter any difficulties accessing the Annual Meeting live audio webcast during the check-in or meeting time, please call the phone number listed at www.virtualshareholdermeeting.com/OPEN2025.

Opendoor Technologies Inc. // 2025 Proxy Statement	9

Will there be a question and answer session during the Annual Meeting?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during the meeting that are pertinent to the Company and the meeting matters, as time permits. Our Annual Meeting allows stockholders to submit questions and comments before and during the Annual Meeting. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than as a “Guest”) by following the procedures outlined above will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
•	irrelevant to the business of the Company or to the business of the Annual Meeting;
•	related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;
•	related to any pending, threatened or ongoing litigation;
•	related to personal grievances;
•	derogatory references to individuals;
•	substantially repetitious of questions already made by another stockholder;
•	in excess of the two-question limit;
•	in furtherance of the stockholder’s personal or business interests; or
•	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the chair of the Annual Meeting or Corporate Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” posted at www.virtualshareholdermeeting.com/OPEN2025 for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above.
What are Broker Non-Votes?
If the shares you own are held in street name through a bank or brokerage firm, the bank or brokerage firm is required to vote your shares in accordance with your instructions. You should direct your broker how to vote the shares held in your account. Under applicable stock exchange rules, if you do not instruct your broker on how to vote your shares, your broker will be able to vote your shares with respect to certain “routine” matters but will not be allowed to vote your shares with respect to certain “non-routine” matters. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is a routine matter, and therefore we do not expect any broker non-votes on this matter. Each other proposal to be voted on at the Annual Meeting is a non-routine matter. Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and lacks discretionary voting power to vote those shares.
What happens if a stockholder of record returns a proxy card or otherwise votes without giving specific voting instructions?
If you are a stockholder of record and you do not specify your vote on each proposal individually when voting via the internet, over the telephone or if you sign and return a proxy card without giving specific voting instructions, then your shares will be voted in line with the Board’s recommendations as described under “Recommendations of the Board” above. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using their best judgment.

10	Opendoor Technologies Inc. // 2025 Proxy Statement

What happens if a beneficial owner of shares held in street name does not provide its broker or bank with voting instructions?
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposals 1 and 3 are considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter under NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.
If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the proxy materials you receive from your broker, bank or other agent.
What is an abstention and how will votes withheld and abstentions be treated?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the two other proposals to be voted on at the Annual Meeting, represents a stockholder’s affirmative choice to decline to vote on the proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors and abstentions have no effect on the ratification of the appointment of Deloitte & Touche LLP and the advisory vote on the compensation of our named executive officers.
Can I revoke my proxy or change my vote?
Voting over the internet or by telephone or execution of a proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote electronically. A proxy may be revoked before it is used to cast a vote at the Annual Meeting.
Stockholders of Record
If the shares you own are held in your name, you can revoke a proxy and change your vote by doing one of the following:
•	delivering to our Corporate Secretary, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;
•	duly executing a later-dated proxy relating to the same shares and delivering it to our Corporate Secretary before the taking of the vote;
•	duly giving a subsequent proxy relating to the same shares through the internet or telephone before the taking of the vote; or
•	attending the Annual Meeting and voting electronically. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting.
Any written notice of revocation or subsequent proxy should be sent to us at the following address: Opendoor Technologies Inc., 410 N. Scottsdale Road, Suite 1600, Tempe, Arizona 85288, Attention: Sydney Schaub, Corporate Secretary.
Beneficial Owner
If the shares you own are held in street name, you will need to follow the directions provided to you by your bank or brokerage firm to change or revoke your voting instructions.
What is the quorum requirement and what if quorum is not met?
The presence electronically or represented by proxy of a majority in voting power of the shares of common stock of the Company issued and outstanding and entitled to vote at the Annual Meeting is necessary to establish a quorum.

Opendoor Technologies Inc. // 2025 Proxy Statement	11

Abstentions and broker non-votes are included in the shares present or represented at the Annual Meeting for purposes of determining whether a quorum is present. If a quorum is not present, the chair of the Annual Meeting may adjourn the meeting until a quorum is obtained.
How many votes are needed to approve each proposal?
The table below sets forth the vote required for the approval of each proposal before the Annual Meeting, and the effect of votes withheld, abstentions and broker non-votes.

Proposal	Votes Required	Effect of Votes Withheld/Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the two nominees receiving the highest number of “FOR” votes will be elected as Class II Directors.	Votes withheld and broker non-votes will have no effect.
Proposal 2: Ratification of Appointment by the Audit and Risk Committee of the Independent Registered Public Accounting Firm	“FOR” votes from the holders of a majority in voting power of the votes cast on the matter.	Abstentions and broker non-votes will have no effect. We do not expect any broker non-votes on this proposal.(1)
Proposal 3: Approval, on an Advisory (Non-Binding) Basis, of the Compensation of our Named Executive Officers (“Say-on-Pay Vote”)	“FOR” votes from the holders of a majority in voting power of the votes cast on the matter.	Abstentions and broker non-votes will have no effect.

(1)
Proposal 2 is considered to be a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on Proposal 2.

Who will count the votes?
The votes will be counted, tabulated and certified by a representative of Broadridge Financial Solutions, Inc., our inspector of election, for the Annual Meeting.
Where can I find the voting results of the Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC shortly after the Annual Meeting.
Who is paying for this proxy solicitation?
Please see the section titled “Solicitation of Proxies” on page 69 in this proxy statement for more information.
When are stockholder proposals due for next year’s annual meeting?
Please see the section titled “Stockholder Proposals and Director Nominations” on page 69 in this proxy statement for more information.

12	Opendoor Technologies Inc. // 2025 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS
The Board has nominated Adam Bain and Pueo Keffer as Class II director nominees for election at the Annual Meeting.
Our Board is composed of eight directors. John Rice is not standing for re-election to the Board at the Annual Meeting, and the Board determined that following the Annual Meeting, the size of the Board will be reduced from eight to seven directors. As described in our Certificate of Incorporation, our Board is currently divided into three classes. The following table describes the schedule for the election of our directors over the next three annual meetings and the terms our directors will serve if elected.

Meeting	Class of Directors Standing for Election	Term
2025 Annual Meeting	Class II	Three-year term expiring at 2028 Annual Meeting
2026 Annual Meeting	Class III	Three-year term expiring at 2029 Annual Meeting
2027 Annual Meeting	Class I	Three-year term expiring at 2030 Annual Meeting

If you return a duly executed proxy card without specifying how your shares are to be voted, the persons named in the proxy card will vote to elect Adam Bain and Pueo Keffer as Class II directors. Adam Bain and Pueo Keffer currently serve on our Board and have indicated their willingness to continue to serve if elected. However, if any director nominee should be unable to serve, or for good cause will not serve, the shares of common stock represented by proxies may be voted for a substitute nominee designated by our Board, or our Board may reduce its size. Our Board has no reason to believe that any of the nominees will be unable to serve if elected.
Our Board of Directors
The biographies of each of our current directors, including our Class II director nominees, are included below. Each of the biographies highlights specific experience, qualifications, attributes and skills that led us to conclude that such person should serve as a director. We believe that, as a whole, our Board exemplifies the highest standards of personal and professional integrity and the requisite skills and characteristics, leadership traits, work ethic and independence to provide effective oversight. No director or executive officer is related by blood, marriage or adoption to any other director or executive officer. No arrangements or understandings exist between any director and any other person pursuant to which such person was selected as a director or nominee.
Board Recommendation

Our Board unanimously recommends that you vote “FOR” the election of each of Adam Bain and Pueo Keffer as Class II directors.

Opendoor Technologies Inc. // 2025 Proxy Statement	13

Director Biographies
Class II director nominees to be elected at this year’s Annual Meeting (subsequent terms ending in 2028)
ADAM BAIN Director Since: 2020 Age: 51 Committee Memberships: • Compensation • Nominating Other Public Company Boards: • None
Adam Bain has served as a member of our Board since December 2020 and previously served as a member of the board of directors of SCH from April 2020 until the closing of our Business Combination with SCH in December 2020. Mr. Bain is a co-founder of and has been co-Managing Partner of 01 Advisors, a venture capital firm targeting high-growth technology companies, since January 2018. Mr. Bain served as a director of Social Capital Hedosophia Holdings Corp., which was a publicly traded special purpose acquisition company, from September 2017 until the consummation of its business combination with Virgin Galactic Holdings, Inc. (“Virgin Galactic”), a publicly traded spaceflight company, in October 2019. He then served as a member of the Virgin Galactic board of directors from October 2019 to June 2023 and as chair of the nominating and corporate governance committee and a member of the compensation committee until May 2023. Since November 2016, Mr. Bain has also been an independent advisor to and investor in select privately held growth-stage companies. From 2015 to November 2016, Mr. Bain served as the Chief Operating Officer of Twitter, Inc. (“Twitter,” now X Corp.), formerly a publicly traded social media company, and also served as President of Global Revenue & Partnerships of Twitter from 2010 to 2015. Mr. Bain received his B.A. degree in English Journalism from Miami University in Ohio.

Skills and Qualifications: We believe Mr. Bain is qualified to serve as a member of our Board because of his significant operating and technology experience, as well as his financial experience.

PUEO KEFFER
Director Since: 2020

Age: 43

Committee Memberships:
•
Audit and Risk (CHAIR)
•
Compensation

Other Public Company
Boards:
•
DigitalOcean Holdings, Inc. (Compensation and Nominating and Corporate Governance Committees)

Pueo Keffer has served as a member of our Board since December 2020 and served as a member of the board of directors of Opendoor Labs Inc. from October 2015 to December 2020. Mr. Keffer has served as a Managing Director of Access Technology Ventures, the venture capital and growth technology investment arm of Access Industries, Inc., since 2015. From 2009 to 2015, Mr. Keffer served in various roles at Redpoint Ventures, most recently as a Partner. Since 2015, he has served on the board of directors of DigitalOcean Holdings, Inc., a publicly traded cloud computing platform company, where he serves as a chair of the nominating and corporate governance committee and member of the compensation committee. He also serves on the board of directors of two privately held companies. Previously, Mr. Keffer was an associate at TA Associates, a growth private equity firm, and a financial analyst at Goldman Sachs & Co. Mr. Keffer received his B.A. degree in Economics from Stanford University.

Skills and Qualifications: We believe that Mr. Keffer is qualified to serve as a member of our Board because of his financial experience and his extensive experience advising technology companies as a venture capital investor and director.

14	Opendoor Technologies Inc. // 2025 Proxy Statement

Class I directors (terms ending in 2027)
DANA HAMILTON Director Since: 2023 Age: 56 Committee Memberships: • Audit and Risk • Nominating (CHAIR) Other Public Company Boards: • Howard Hughes Holdings Inc. (Risk and Technology Committees)
Dana Hamilton has served as a member of our Board since November 2023. From December 2022 to March 2023, Ms. Hamilton was a Senior Advisor to Pretium Partners LLC, an alternative investment manager specializing in U.S. real estate and credit assets. From April 2017 until December 2022, Ms. Hamilton was a Senior Managing Director and Head of Real Estate for Pretium, where she oversaw significant growth in Pretium’s single-family rental investment business. Since June 2024, Ms. Hamilton has served on the board of directors of Howard Hughes Holdings Inc., a publicly traded real estate development and management company, where she also serves as a member of the risk and technology committees. Ms. Hamilton is also the co-founder of Ameriton LLC, a real estate investment company, and has served as its President since October 2014. From October 2013 to October 2014, she served as President and Chief Executive Officer, and trustee, of Borderplex Community Trust. Prior thereto, Ms. Hamilton spent 20 years at Archstone, one of the largest apartment companies in the U.S. and Europe, until its sale to AvalonBay and Equity Residential in 2013, where she held numerous roles during her tenure, including President – Europe and Executive Vice President – National Operations. Ms. Hamilton previously served as a director of Life Storage, Inc. from March 2018 until the company merged with Extra Space Storage Inc. in July 2023, and FelCor Lodging Trust Incorporated from April 2016 until September 2017, when the company merged with RLJ Lodging Trust. Ms. Hamilton earned her B.A. in Public Policy from Stanford University and her M.B.A. in Real Estate and Finance from the Haas School of Business at the University of California, Berkeley.

Skills and Qualifications: We believe that Ms. Hamilton is qualified to serve as a member of our Board because of her extensive experience in investment and operations across multiple real estate verticals, in particular the multifamily and single-family rental industries. Ms. Hamilton brings to the Board significant financial, transactional and asset management expertise, as well as extensive leadership and general management expertise.

GLENN SOLOMON Director Since: 2020 Age: 56 Committee Memberships: • Compensation (CHAIR) Other Public Company Boards: • None
Glenn Solomon has served as a member of our Board since December 2020 and served as a member of the board of directors of Opendoor Labs Inc. from February 2015 to December 2020. Mr. Solomon has been a Managing Partner of Notable Capital (formerly known as GGV Capital), a venture capital firm, since 2006. He also serves as a director of a number of privately held companies and previously served as a director of Hashicorp, Inc., formerly a publicly traded software company, from September 2014 until IBM’s acquisition of the company in February 2025, and of Domo, Inc., a cloud software company, from August 2017 to March 2019. Mr. Solomon received his B.A. degree in Public Policy and M.B.A. from Stanford University.

Skills and Qualifications: We believe that Mr. Solomon is qualified to serve as a member of our Board because of his extensive experience advising technology companies as a venture capital investor and director.

Opendoor Technologies Inc. // 2025 Proxy Statement	15

Class III directors (terms ending in 2026)

CARRIE WHEELER
Chief Executive Officer and Chair of the Board

Director Since: 2022

Age: 53

Committee Memberships: • None

Other Public Company Boards:
• APi Group Corporation
(Audit Committee)

•
TKO Group Holdings (Audit Committee (Chair))

Carrie Wheeler has served as our CEO and as a member of our Board since December 2022, and as Chair of the Board since February 2025. She previously served as our Chief Financial Officer from September 2020 to December 2022. Ms. Wheeler also previously served as a member of our Board from October 2019 to September 2020. From 1996 to 2017, Ms. Wheeler was with TPG Global, a global private equity firm, including as a Partner and Head of Consumer / Retail Investing. Ms. Wheeler has served on the board of directors and on the audit committee of APi Group Corporation, a global provider of safety and specialty services, since November 2019 and on the board of directors of TKO Group Holdings, a sports and entertainment company, where she is also chairperson of the audit committee, since September 2023. She previously served on the board and audit committee of Dollar Tree, Inc. from March 2019 to March 2022. Ms. Wheeler has also served on a number of other corporate boards of private and public companies, including Neiman Marcus Group (2005 to 2013) and Petco Animal Supplies (2006 to 2015). Ms. Wheeler received her Bachelor of Commerce degree from Queen’s University in Canada.

Skills and Qualifications: We believe that Ms. Wheeler is qualified to serve as a member and Chair of our Board because of her experience with our Company as our CEO and former Chief Financial Officer, her extensive experience in a leadership role at a global private equity firm, and her investment and board experience across various industries.

DAVID BENSON Director Since: 2024 Age: 65 Committee Memberships: • Audit and Risk Other Public Company Boards: • None
David Benson has served on our board of directors since September 2024. Mr. Benson most recently served as President of Fannie Mae, the largest provider of mortgage credit in the United States with over $4 trillion in assets, from August 2018 until his retirement in May 2024. As President, Mr. Benson oversaw each of Fannie Mae’s business units, single-family residential and multifamily, as well as several corporate functions, including Finance, IT, Operations, Strategy, Human Resources and Communications. In addition, Mr. Benson helped to pioneer the formation of Common Securitization Solutions, a cloud-native platform that enables the $7 trillion mortgage-backed securities market to achieve enhanced levels of liquidity and standardization. Mr. Benson also served as Interim Chief Executive Officer from May 2022 to December 2022, as a member of the board of directors from May 2022 to December 2022, as Interim Chief Financial Officer from May 2021 to November 2021, and as the interim head of Fannie Mae’s Single-Family business from January 2021 to May 2021. Mr. Benson joined Fannie Mae in 2002, and prior to his role as President, served in a range of leadership roles, including as Executive Vice President and Chief Financial Officer, Executive Vice President—Capital Markets, Securitization & Corporate Strategy, and as Treasurer. Prior to joining Fannie Mae, Mr. Benson was Managing Director in the fixed income division of Merrill Lynch & Co., Inc., where, from 1988 through 2002, he served in several capacities in the areas of risk management, trading, debt syndication and e-commerce. Mr. Benson earned his B.S. in Psychobiology from the University of California, Los Angeles, his M.B.A. from Stanford University and his M.D. from Harvard Medical School.

Skills and Qualifications: We believe Mr. Benson is qualified to serve as a member of our Board because of his deep knowledge of the single-family real estate industry, his capital markets expertise, and his experience as a public company executive.

16	Opendoor Technologies Inc. // 2025 Proxy Statement

ERIC FEDER Director Since: 2024 Age: 55 Committee Memberships: • None Other Public Company Boards: • Hippo Holdings Inc. (Compensation Committee)
Eric Feder has served on our board of directors since May 2024. Mr. Feder has been President of LENX, LLC since 2019, and a senior operating executive at Lennar Corporation, one of the country’s leading homebuilders, since 2008. He oversees Lennar Corporation’s innovation platform and has helped identify, structure and execute Lennar Corporation’s investments in the real estate technology space. He has served on the board of directors of Hippo Holdings Inc., a publicly traded insurance company focusing on property and casualty insurance, where he also serves on the compensation committee, since 2018. Prior to his current role at Lennar, Mr. Feder was Vice Chairman at Rialto Capital, a leading investment management platform focused on real estate, from 2008 to 2018, where he oversaw over $6 billion of direct real estate investments and non-performing loan acquisitions.

Skills and Qualifications: We believe Mr. Feder is qualified to serve as a member of our Board because of his extensive knowledge of the real estate industry, his experience in technology investments, and his service on the boards of directors of public and private companies.

Board Composition
Our Board currently consists of eight members: Adam Bain, David Benson, Eric Feder, Dana Hamilton, Pueo Keffer, John Rice, Glenn Solomon, and Carrie Wheeler. John Rice is not standing for re-election to the Board at the Annual Meeting, and the Board determined that following the Annual Meeting, the size of the Board will be reduced from eight to seven directors. As set forth in our Certificate of Incorporation, the Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our Certificate of Incorporation provides that the authorized number of directors may be changed only by resolution of our Board in accordance with our Amended & Restated Bylaws. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least a majority in voting power of the outstanding shares of our capital stock entitled to vote in the election of directors.

Opendoor Technologies Inc. // 2025 Proxy Statement	17

CORPORATE GOVERNANCE
Our Board has adopted Corporate Governance Guidelines, a Code of Conduct, and charters for each of our Audit and Risk, Compensation, and Nominating Committees, to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Conduct in the “Corporate Governance” section of the “Investor Relations” page of our website located at https://investor.opendoor.com, or by writing to our Corporate Secretary at our principal executive offices at 410 N. Scottsdale Road, Suite 1600, Tempe, Arizona 85288.
Corporate Governance Highlights
Opendoor is committed to good governance practices that protect and promote the long-term value of the Company for its stockholders. The Board regularly reviews our governance practices to ensure they reflect the evolving governance landscape and appropriately support and serve the best interests of the Company and its stockholders.

Independent Oversight
•
Seven of eight current directors are independent (all except for Carrie Wheeler, our CEO).

•
Board meetings and committee meetings include regular executive sessions of non-employee directors.

•
Board has unrestricted access to Company management.

•
Board committees are composed of entirely independent directors.

•
Board and committees engage in active oversight of the Company’s strategy and risk management.

•
Directors must offer to resign if the Board or Nominating Committee has determined that an actual conflict of interest arises with respect to the director that is not waived by the Board.

•
Designated Lead Independent Director is responsible for coordinating the activities of the independent directors.

Board Membership Criteria
•
Nominating Committee is responsible for identifying, reviewing, evaluating and recommending candidates to serve as directors of Opendoor.

•
Directors possess deep and diverse sets of skills and expertise to effectively support our growth and business strategies.

•
Board completes an annual assessment of director skills and expertise to ensure the Board meets the Company’s evolving oversight needs.

•
All Audit and Risk Committee members are financial experts.

•
Board oversees risk management, reviewing and advising management on significant risks facing the Company, and fostering a culture of integrity and risk awareness.

•
Board and committees complete annual self-evaluations (overseen by the Nominating Committee).

•
New directors attend orientation and all directors undertake periodic ongoing education.

Stockholder Rights	• One class of common stock, with each share entitled to one vote. • No stockholder rights plan in place. • Stockholder communication process available for communicating with the Board.
Good Governance Practices
•
Code of Conduct applies to directors and all employees.

•
Insider Trading Policy prohibits hedging transactions, short sales and buying or selling puts, calls, options or other derivative securities of the Company by directors, officers and employees.

•
Compensation Committee engages an independent compensation consultant for objective advice.

•
Change-in-control payments and benefits are double-trigger arrangements.

•
Robust stock ownership guidelines apply to executive officers and directors.

•
Directors are expected not to simultaneously serve on more than five public company boards, except with the prior approval of the Board.

•
Clawback policy applies to executive compensation.

18	Opendoor Technologies Inc. // 2025 Proxy Statement

Director Independence
As required under Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board. Our Board consults with the Company’s inside and outside counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of their family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that each of Adam Bain, David Benson, Eric Feder, Dana Hamilton, Pueo Keffer, John Rice and Glenn Solomon, along with our former directors Cipora Herman, who resigned effective February 28, 2025, and Jason Kilar, who resigned effective June 14, 2024, each qualify as “independent” in accordance with the listing requirements of Nasdaq. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company.

Independent Directors
• Adam Bain • David Benson • Eric Feder	• Dana Hamilton • Pueo Keffer	• John Rice • Glenn Solomon

In arriving at the foregoing independence determinations, the Board reviewed and discussed information provided by the directors with regard to each director’s business and personal activities and any relationships they have with us and our management.
Based on this review, our Board has determined that all of our non-employee directors, who are listed above, meet the applicable criteria for independence established by Nasdaq. Carrie Wheeler does not qualify as independent under the Nasdaq rules due to her current and prior employment at Opendoor, and our former director Eric Wu, who resigned from his positions as member of the Board and President, Marketplace, effective January 1, 2024, did not qualify as independent under the Nasdaq rules due to his prior employment at Opendoor.
Board Leadership Structure
Our Bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chair of the Board and CEO. We believe that it is in the best interests of the Company to maintain the flexibility to evaluate our leadership structure over time as part of Opendoor’s ongoing succession planning process. Our current Board leadership structure comprises a combined Chair of the Board and CEO and a lead independent director. Our Board exercises its judgment in combining or separating the roles of Chair of the Board and CEO as it deems appropriate in light of prevailing circumstances.
Following the retirement of Mr. Rice, our current lead independent director, after our Annual Meeting, the Board will continue to exercise its judgment on an ongoing basis to determine the optimal Board leadership structure. The Board will discuss and consider approaches it believes will provide effective leadership, oversight and direction of the Company, optimal functioning of both the Board and management, and effective communication between the two.
Under our Corporate Governance Guidelines, Mr. Rice, our current lead independent director, has authority, among other things, to call and preside over meetings of the independent directors and work with the CEO to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the lead independent director has substantial ability to shape the work of the Board.
Board’s Role in Risk Oversight
The Board recognizes that the achievement of our strategic and commercial objectives involves taking risks and that those risks may evolve over time. The Board has oversight responsibility for Opendoor’s risk management strategies, which are designed to identify, assess and monitor fundamental financial and business risks across the Company’s operations and to consider ways to address and mitigate those risks. Consistent with this approach, one of the Board’s primary responsibilities includes reviewing assessments of, and advising management with respect to, significant risks and issues facing the Company.

Opendoor Technologies Inc. // 2025 Proxy Statement	19

In addition, the Board has tasked designated committees of the Board to assist with the oversight of certain categories of risk management, and the committees report to the Board regularly on these matters.
•
The Audit and Risk Committee (i) reviews and discusses guidelines, programs, and policies (a) governing the process by which senior management assesses and manages the Company’s exposure to risk, as well as the Company’s major financial risk exposures, and (b) relating to cybersecurity, data privacy, and other risks relevant to our information systems and security, and, in each case, the steps management has taken to monitor, mitigate and control such exposures, and (ii) reviews with management and our auditors any contingent liabilities and risks that may be material to the Company, including risks relating to relevant legislative and regulatory developments;

•
The Compensation Committee, in approving and evaluating the Company’s executive compensation plans, policies and programs, takes into account the degree of risk to the Company that such plans, policies and programs may create and reviews and discusses, at least annually, the relationship between risk management policies and practices, corporate strategy and the Company’s compensation arrangements; and

•
The Nominating Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, as well as our overall governance structure.

Our Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.
Board Meetings, Continued Education and Succession Planning
Board Meetings and Executive Sessions
Board members are expected to prepare for, attend and participate in all meetings of the Board and committees on which they serve. During 2024, the Board held five meetings and each director attended at least 75% of the aggregate number of Board meetings and meetings of the committees on which they then served. We do not maintain a formal policy regarding director attendance at our annual meetings; however, it is expected that directors will attend. All nine Board members then serving attended the 2024 Annual Meeting of Stockholders.
The Board holds executive sessions of its independent directors no less than two times per year.
Director Orientation and Continuing Education
The Board views orientation and continuing education as vital tools for building an effective Board. We provide all new directors with orientation sessions regarding the Board and the Company’s operations. The orientation consists of presentations by members of senior management on the Company’s strategic plans, financial statements and key issues, policies and practices. We also periodically provide materials, updates and presentations, including in regular Board and committee meetings, to all directors on issues and subjects that assist them in fulfilling their responsibilities, such as key industry developments and evolution in the competitive landscape. In addition, the Company will pay for certain expenses for any director who wishes to attend seminars, conferences and other continuing education programs designed for directors of public companies.
Role of the Board in Succession Planning and Selection and Nomination of Directors
As provided in our Corporate Governance Guidelines, the Board, together with the Nominating Committee, is responsible for determining the appropriate characteristics, skills, and experience for the Board as a whole and for its individual members. The Board believes that candidates for director should have certain minimum qualifications, including the highest personal integrity and ethics and the ability to read and understand basic financial statements. In considering candidates for Board membership, the Board considers additional criteria including relevant expertise; sufficient time to devote to our affairs; excellence in their field; the ability to exercise sound judgment; a commitment to represent the long-term interests of our stockholders; diversity (including diversity of gender, ethnic background and country of origin); and age, skills, and other factors that it deems appropriate to maintain a balance of knowledge, experience, and capability on the Board in the context of the needs of the Board and the Company.
The Board has no formal policy on diversity, though the Nominating Committee and the Board can take diversity of backgrounds and perspectives into consideration when identifying director candidates and recommending or selecting such nominees for election by stockholders. We believe that a Board and management team made up of highly qualified

20	Opendoor Technologies Inc. // 2025 Proxy Statement

individuals with a variety of backgrounds promotes effective decision-making by, for example, helping us better understand and sell to our diverse customer base. A candidate’s background and personal experience does not outweigh other attributes or factors the Nominating Committee considers in evaluating candidates.
Each year, the Nominating Committee assesses the directors to be nominated for election by stockholders at the annual meeting. To ensure that the Board evolves in a manner that serves the business and strategic needs of the Company, before recommending for re-nomination a slate of incumbent directors for an additional term, the Nominating Committee will evaluate whether incumbent directors possess the requisite skills and perspective, both individually and collectively. In addition, the Board will review those directors’ overall service to Opendoor during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence.
The Nominating Committee is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. During fiscal year 2024, the Nominating Committee utilized the services of Heidrick & Struggles to assist in the identification and selection of potential director candidates. Once potential candidates are identified, the Nominating Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating Committee for candidates for election as a director.
The Board believes effective management succession planning, particularly for the CEO, is important to our continued success. At least annually, the Compensation Committee discusses our management succession plans for our key executive officers. Our succession plan includes appropriate contingencies in case the CEO or another key executive officer retires, resigns, dies, or is incapacitated, across multiple time periods. In addition, alternative succession plans are evaluated under multiple strategic and operating scenarios. The Board, with the assistance of the Compensation Committee and the Nominating Committee, will evaluate potential successors to the CEO and other key executive officers. The CEO contributes to these evaluations by making available her recommendations and evaluations of potential successors, along with a review of any recommended development plans.
Stockholder Recommendations of Director Candidates
Stockholders may recommend individuals to the Nominating Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating Committee, Opendoor Technologies Inc., 410 N. Scottsdale Road, Suite 1600, Tempe, Arizona 85288, Attention: Sydney Schaub, Corporate Secretary. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Stockholder Engagement
Opendoor engages with stockholders and analysts through conference calls, industry conferences, one-on-one meetings and teleconferences. We typically discuss our financial position, strategic priorities, business outlook and other topics of prime importance to stockholders. This engagement helps us better understand evolving stockholder priorities and perspectives, gives us an opportunity to elaborate upon our initiatives with relevant experts, and fosters constructive dialogue. As we continue to grow as a public company, we will continue to engage with our stockholders regarding our corporate governance practices. We are committed to maintaining an active dialogue with our stockholders to better understand their perspectives and consider their ideas as we continue to evolve our corporate governance, business practices and public disclosures.

Opendoor Technologies Inc. // 2025 Proxy Statement	21

Communications from Stockholders
The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Corporate Secretary and chair (or lead independent director) of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors, c/o Sydney Schaub, Corporate Secretary, Opendoor Technologies Inc., 410 N. Scottsdale Road, Suite 1600, Tempe, Arizona 85288.
Stock Ownership Guidelines
Our Board has established stock ownership guidelines for our executive officers and directors. Within five years of the establishment of the guidelines (or becoming subject to the guidelines, if later) our CEO is required to hold the lesser of vested shares of the Company’s common stock equal to six times annual base salary, or 450,000 shares; other executive officers are required to hold the lesser of vested shares of the Company’s common stock equal to three times annual base salary, or 225,000 shares; and directors are required to hold the lesser of shares of the Company’s common stock equal to five times their annual cash retainer or 60,000 shares. Only issued shares are counted toward satisfaction of the ownership requirement. Accordingly, unvested equity awards (including both time- and performance-based) and unexercised stock options, if any, do not count toward satisfying the executive stock ownership requirement. While our current executive officers and directors are still within the five-year period to accumulate their ownership holdings, when measured as of December 31, 2024, each of our directors, with the exception of Mr. Feder, who has until May 2029 to meet the ownership requirement, and Mr. Benson, who has until September 2029 to meet the ownership requirement, and each of our current executive officers, other than Mr. Freiha, who has until November 2029 to meet the ownership requirement, have met the specified levels of ownership.
Corporate Governance Documents & Policies
We believe that good corporate governance is important to ensure that Opendoor is managed for the long-term benefit of our stockholders. Our Nominating Committee will periodically review and reassess our Corporate Governance Guidelines, other governance documents and overall governance structure. Our Corporate Governance Guidelines are available in the “Corporate Governance” section of our website at https://investor.opendoor.com. References to our website address throughout this proxy statement are for informational purposes only, or to fulfill specific disclosure requirements of the SEC’s rules. These references are not intended to, and do not, incorporate the contents of our website by reference into this proxy statement.
Code of Conduct
The Board has adopted the Code of Conduct, which applies to all of our employees, officers and directors. Our Code of Conduct is available in the “Corporate Governance” section of our website at https://investor.opendoor.com. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq listing rules concerning any amendments to, or waivers from, any provision of our Code of Conduct.
The Code also provides for protection from retaliation by Opendoor due to reporting issues relating to concerns involving questionable accounting or auditing matters and compliance with applicable laws and regulations.
Insider Trading Policy
Our Board has adopted an Insider Trading and Trading Windows Policy (“Insider Trading Policy”) that governs the purchase, sale, and/or other disposition of the Company’s securities and is applicable to all directors, officers and other employees of the Company, as well as the Company itself. We believe our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, as well as listing standards applicable to us. A copy of our Insider Trading Policy is attached as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025.

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Our Insider Trading Policy prohibits directors, officers and employees from engaging in short sales and buying or selling puts, calls, options or other derivative securities of the Company. Our Insider Trading Policy also prohibits our directors, officers and employees from purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that are designed to hedge or offset any decrease in the market value of the Company’s equity securities, except as otherwise pre-approved by the Board in each instance.
In addition, we prohibit our executive officers, all other employees and the non-employee members of our Board from holding our securities in a margin account. We also prohibit pledging our securities as collateral for a loan without the prior consent of our Chief Legal Officer.

Opendoor Technologies Inc. // 2025 Proxy Statement	23

Board Committees
Our Board has established three standing committees — the Audit and Risk Committee, the Compensation Committee, and the Nominating Committee — each of which operates under a charter that has been approved by our Board. Our Audit and Risk Committee, Compensation Committee, and Nominating Committee charters are available in the “Corporate Governance” section of our website located at https://investor.opendoor.com.
During 2024, the Audit and Risk Committee held eight meetings, the Compensation Committee held eight meetings and the Nominating Committee held three meetings.
Our Board has determined that all of the members of each of its committees are independent as defined under applicable Nasdaq rules. In addition, all members of the Audit and Risk Committee meet the heightened independence requirements contemplated by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all members of the Compensation Committee satisfy the heightened independence requirements of the Nasdaq rules specific to the independence of compensation committee members.

Committee Membership
Name	Audit and Risk	Compensation	Nominating
Adam Bain		•	•
David Benson	• +
Dana Hamilton	• +		CHAIR
Pueo Keffer	CHAIR +	•
John Rice, Lead Independent Director			•
Glenn Solomon		CHAIR

CHAIR = Committee Chair
+ = Financial Expert • = Member

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Audit and Risk Committee Current Committee Members: Pueo Keffer (CHAIR) David Benson Dana Hamilton
Primary Responsibilities Include:

•
Appointing, compensating, retaining and overseeing our independent registered public accounting firm;

•
Evaluating the independence of our independent registered public accounting firm;

•
Reviewing with our independent registered public accounting firm the scope and results of their audit;

•
Approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•
Overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

•
Discussing guidelines, programs, and policies (i) governing the process by which senior management assesses and manages our exposure to risk and our major financial risk exposures and (ii) relating to cybersecurity, data privacy, and other risks relevant to our information systems and security, and, in each case, the steps we have taken to monitor, mitigate and control such risks;

•
Reviewing with management and our auditors any contingent liabilities and risks that may be material to the Company, including risks relating to relevant legislative and regulatory developments;

•
Overseeing environmental, social and governance (“ESG”) disclosure controls for public filings based on commonly accepted ESG standards and SEC requirements, including with respect to cybersecurity and climate change disclosure requirements;

•
Reviewing and approving or ratifying related person transactions;

•
Reviewing the adequacy and effectiveness of the Company’s administrative, operational, and accounting internal control policies and procedures on a regular basis;

•
Reviewing with management the responsibilities, charter, budget, compensation and staffing of the Company’s internal audit function; and

•
Establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters and the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Financial Expertise and Independence

All members of the Audit and Risk Committee meet the independence standards of Nasdaq and the SEC, as well as the financial literacy requirements of Nasdaq. The Board has determined that each of Mr. Benson, Ms. Hamilton, and Mr. Keffer qualifies as an “audit committee financial expert” as defined by SEC rules.

Overboarding Policy

Under the Audit and Risk Committee charter, members of the Audit and Risk Committee may not serve on more than three public company audit committees (including the Opendoor Audit and Risk Committee) without the prior consent of the Board.

Report
The Report of the Audit and Risk Committee is set forth beginning on page 67 of this proxy statement.

Opendoor Technologies Inc. // 2025 Proxy Statement	25

Nominating Committee Current Committee Members: Dana Hamilton (CHAIR) Adam Bain John Rice
Primary Responsibilities Include:

•
Assisting in identifying, recruiting and, if appropriate, interviewing candidates to fill positions on our Board and, if it deems it appropriate, establishing procedures for stockholders to follow in submitting recommendations for candidates for the Board;

•
Reviewing the background and qualifications of individuals being considered as director candidates;

•
Recommending to our Board the nominees for election to our Board at annual meetings of our stockholders;

•
Reviewing and making recommendations to the Board regarding committee and Board composition and size;

•
Overseeing an annual evaluation of our Board and its committees;

•
Developing and recommending to our Board, and periodically reviewing, the Corporate Governance Guidelines; and

•
Reviewing and providing oversight with respect to the Company’s strategy, initiatives and policies concerning ESG matters.

Independence

The Nominating Committee is composed entirely of directors who are independent under the Nasdaq rules.

Compensation Committee Current Committee Members: Glenn Solomon (CHAIR) Adam Bain Pueo Keffer
Primary Responsibilities Include:

•
Evaluating the performance of our CEO and other executive officers in light of any goals and objectives of the Company’s executive compensation plans, and, based on such evaluation, determining and approving, or making recommendations to the Board regarding the compensation level of the Company’s executive officers;

•
Evaluating the appropriate level of compensation for service on our Board and Board committees by non-employee directors and making recommendations to our Board regarding such compensation;

•
Reviewing the executive compensation plans in light of the Company’s goals and objectives with respect to such plans, and, if deemed appropriate, adopting, or recommending the Board adopt, new or amend existing executive compensation plans;

•
Overseeing the Company’s human capital management function and related initiatives, including without limitation, management succession planning and talent development; and

•
Appointing and overseeing any compensation consultants.

Independence

The Compensation Committee is composed entirely of directors who are independent under the Nasdaq rules.

Delegation Authority

The Compensation Committee may form and delegate authority to subcommittees for any purpose that the Compensation Committee deems appropriate, including (a) a subcommittee consisting of a single member, and (b) a subcommittee consisting of at least two members, each of whom qualifies as a non-employee director under Section 16 of the Exchange Act.

Role of Executive Officers and Compensation Consultant

See page 33 of this proxy statement for a discussion of the role of our executive officers and our compensation consultant in determining executive compensation.

Compensation Committee Report

The Report of the Compensation Committee is set forth beginning on page 45 of this proxy statement.

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OUR EXECUTIVE OFFICERS
The following table sets forth the names, ages and positions of our current executive officers:

Name	Age	Position
Carrie Wheeler	53	Chief Executive Officer and Chair of the Board
Selim Freiha	53	Chief Financial Officer
Sydney Schaub	45	Chief Legal Officer

*	Ms. Wheeler is a member of our Board. See “Proposal 1 — Election of Directors” for more information about Ms. Wheeler.
Selim Freiha has served as our Chief Financial Officer since November 2024. Previously, Mr. Freiha served as Vice President of Finance at Alphabet Inc., a technology conglomerate, leading Capital Allocation & Planning from February 2023 to November 2024, and leading Google Commerce & Payments from July 2021 to February 2023. Prior to Alphabet Inc., he spent 17 years at eBay, an e-commerce marketplace, in roles of increasing responsibility, including Vice President, Corporate Financial Planning & Analysis from January 2020 to June 2021, Vice President, Product, Technology & Payments Finance from June 2020 to March 2021, Chief Financial Officer of eBay Markets from February 2019 to November 2020, and Vice President, Investor Relations, from March 2015 to February 2019. Mr. Freiha received his B.S. degree in Psychology from the University of California, Davis.
Sydney Schaub has served as our Chief Legal Officer since September 2022. Prior to joining the Company, Ms. Schaub served as Chief Legal Officer, General Counsel and Corporate Secretary of Gemini Trust Company, LLC, a regulated digital asset exchange and custodian, from October 2018 to August 2022. Prior to that, she served as General Counsel and Corporate Secretary at Rent the Runway, Inc. from May 2017 to October 2018 and Associate General Counsel at Square, Inc. from January 2016 to April 2017. Ms. Schaub received her J.D. degree from Harvard Law School and M.A. and B.A. degrees in English Literature from Stanford University.

Opendoor Technologies Inc. // 2025 Proxy Statement	27

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides information regarding the 2024 compensation program for our 2024 named executive officers (“NEOs”), who are listed below:
•	Carrie Wheeler, our CEO;
•	Selim Freiha, our Chief Financial Officer (our “CFO”);
•	Sydney Schaub, our Chief Legal Officer;
•	Christina Schwartz, our Chief Accounting Officer and former interim Chief Financial Officer; and
•	Megan Meyer Toolson, our former President, Sell Direct and Services.
Who We Are
We are the largest digital platform for residential real estate transactions. In 2014, we founded Opendoor to reinvent one of life’s most important transactions and make it possible to buy, sell, and move at the tap of a button. By leveraging software, data science, product design and operations, we are building a managed technology platform for residential real estate that offers buyers and sellers a digital, on-demand experience that we believe will be the future of how people buy or sell a home.
•	Since launch, customers have demonstrated their desire for our digital, on-demand real estate solution with over 274,000 homes bought and sold by Opendoor across the United States.
•
In 2024, we sold over 13,500 homes, purchased over 14,600 homes, and generated $5.2 billion in revenue. Additionally in 2024, we focused on operating with strong cost discipline and implemented a number of cost reductions throughout the organization, which we expect will allow us to meaningfully improve our Adjusted Net Income (“ANI”) losses in 2025 as compared to 2024.

•	Importantly, we have achieved this growth while continuing to delight customers, maintaining an annual average Net Promoter Score of nearly 80 from our sellers since 2021.
Our mission is straightforward: to power life’s progress, one move at a time. Residential real estate is a trillion-dollar industry underpinned by a process that is complicated, time-consuming, stressful, and offline. We believe all consumers deserve to buy, sell, and move between homes with simplicity and confidence, and we have dedicated over a decade to delivering on this vision. We have built unique pricing and operations capabilities to become one of the largest buyers and sellers of homes in the United States. Since our founding, we have expanded our footprint to 50 markets across the country.
The Evolution of our Executive Compensation Program
Our Board and Compensation Committee highly value our stockholders’ feedback and remain committed to an active dialogue to ensure their perspectives inform our executive compensation program as we mature as a publicly traded company. This ongoing dialogue has led to the systematic evolution of our executive compensation program and human capital strategies. Each year, we have made incremental adjustments to further align with best-in-class public company practices in executive pay, talent recruitment, retention and engagement. This evolution began in 2023 and has continued through 2024 and into 2025, with additional refinements to our compensation program outlined below. Our specific focus has been on incorporating performance-based elements into our overall compensation philosophy, including the introduction of the annual bonus plan and performance-based restricted stock units. These changes have allowed us to thoughtfully adjust our compensation mix, enabling more strategic and selective equity awards.

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Throughout, we have actively engaged with our stockholders to gather feedback related to our executive compensation practices. This ongoing dialogue, along with the actions we have taken to strengthen our compensation practices, contributed to a significant improvement in our 2024 non-binding, advisory vote on the compensation of our NEOs (a “Say-on-Pay” vote), which received the support of approximately 91% of the votes cast, compared to 75% in 2023. Our Board and Compensation Committee are encouraged by this level of stockholder support of our executive compensation program and view this as an endorsement of the significant enhancements we made to our compensation program for the 2024 fiscal year to further align executive officer pay with stockholder interests, along with other actions taken to address stockholders’ feedback.

Year Overarching Goal(s)	Key Priorities	Key Executive Compensation Actions
2023 Build a Durable Company while Stabilizing and Retaining Key Talent	• Stabilize key leadership and focus on driving financial and operational excellence, while providing continued focus on innovation	• In light of a restructured leadership team, retain, stabilize and motivate the executive team by providing awards that align with building long-term stockholder value
2024 Focus on Path to Profitability
•
Align leaders and the organization to performance metrics built to position us to drive sustainable growth while increasing efficiencies and reducing costs to position business on path to achieve profitability

•
Introduce practices to align with a maturing public company

•
Shift total target compensation for all NEOs toward greater performance-based compensation, from 0% in fiscal 2023 to 26% in fiscal 2024

•
Establish formulaic performance metrics in the annual cash bonus plan, as well as long-term incentives tied to driving sustainable growth and improved profitability measures

2025 Drive Operational Excellence and Path to Profitability
•
Enhance alignment of compensation performance goals with the Company’s operational goals, with a continued focus on positioning business to achieve profitability

•
Continue to evolve our practices as a maturing public company

•
Further increase the portion of our NEOs’ total target compensation toward greater performance-based compensation, from 26% in fiscal 2024 to 45% in fiscal 2025

•
Continue to utilize performance metrics that position us on a path to profitability

•
Reevaluate and refine our peer group for fiscal 2025

Opendoor Technologies Inc. // 2025 Proxy Statement	29

The following table summarizes (i) the approximate weighting of total target performance-based and non-performance-based compensation for our current NEOs in fiscal 2023 and 2024 and (ii) the approximate weighting of total target at-risk and not at-risk compensation for our NEOs in fiscal 2025, each on an aggregate basis.

(1)	Non-performance-based pay consists of time-based cash, which includes base salary, non-performance based bonuses, such as retention or sign-on bonuses; and time-based restricted stock units (“TRSUs”).
(2)
Performance-based pay includes short-term and long-term incentives that are directly tied to pre-approved performance metrics (as described below in the section titled “Compensation Philosophy and Objectives.”) The value included in the table for performance-based short-term and long-term incentives is the target value of such compensation.

Key changes to our executive compensation program for 2024 included the following:
As approved by our Compensation Committee, and consistent with feedback from our stockholders, we adopted a more performance-based design for our short-term and long-term incentive programs. The following actions related to 2024 compensation for our NEOs were approved:
•
Introduction of Annual Performance Bonus Plan: We established an annual performance-based cash bonus program under which all NEOs are eligible for performance-based bonuses based on the achievement of pre-established corporate performance goals approved by the Compensation Committee. For fiscal 2024, adjusted net income (“ANI”) was the corporate performance metric used to determine the 2024 cash performance bonuses. We believe that ANI is the most appropriate proxy for cash flow generated by our business. The details of our annual performance bonus plan, performance against our fiscal 2024 objectives, and detailed definition of ANI are as described below under “Compensation Elements–Annual Cash Performance Bonuses.”

•
Introduction of Performance-Based Restricted Stock Units (“PRSUs”): We established a long-term performance incentive program, under which each of our NEOs, except for our CEO, Carrie Wheeler, and our CFO, Selim Freiha, who joined the Company in November 2024, were granted PRSUs that were eligible to vest based on achievement of objectives related to homes acquired and homes sold, weighted equally, over the 2024 fiscal year. The details of our long-term performance incentive program, and performance against fiscal 2024 objectives, are as described below under “Compensation Elements–Long-Term Equity Compensation.”

30	Opendoor Technologies Inc. // 2025 Proxy Statement

Executive Compensation Policies and Practices
We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation and related policies and practices:

What We Do:	What We Don’t Do:

•
A Significant Portion of Compensation is At-Risk. Under our executive compensation program, a significant portion of compensation is “at risk” based on our performance, including short-term cash incentives and long-term equity incentives, to align the interests of our executive officers and stockholders.

•
Independent Compensation Committee. The Compensation Committee consists solely of independent directors who establish our compensation policies and practices.

•
Independent Compensation Adviser. The Compensation Committee has engaged its own compensation consultant to provide information, analysis and other advice on executive compensation independent of management. This compensation consultant performed no other consulting or other services for us in 2024.

•
Annual Executive Compensation Review. The Compensation Committee conducts an annual review and approval of our compensation strategy, including a review and determination of our compensation peer group used for comparative purposes and a review of our compensation-related risk profile.

•
Pay-for-Performance Philosophy. The majority of our NEOs’ target total direct compensation opportunities are dependent upon our overall, long-term success as measured through company performance, our stock price and/or total stockholder return, thereby aligning the interests of our NEOs and our stockholders.

•
“Double-Trigger” Change-in-Control Arrangements. Our post- employment compensation arrangements in the event of a change in control of the Company are “double-trigger” arrangements that require both a change in control of the Company plus a qualifying termination of employment before payments and benefits are paid.

•
Succession Planning. We annually review the risks associated with our key executive officer positions to ensure adequate succession plans are in development.

•
Stock Ownership Guidelines. We maintain stock ownership guidelines for our executive officers and directors in order to further promote the alignment of their interests with those of our stockholders.

•
Clawback Policy. In November 2023, we adopted a compensation recovery policy as required by Rule 10D-1 under the Exchange Act and the corresponding listing standard adopted by the Nasdaq, which provides for the mandatory recovery of certain erroneously awarded incentive compensation from our executive officers in the event of an accounting restatement to correct the Company’s material noncompliance with any financial reporting requirement under securities laws.

•
No Executive Retirement Plans. We do not offer pension plans or other defined benefit retirement plans or arrangements to our NEOs. Our NEOs are eligible to participate in our Section 401(k) retirement savings plan on the same basis as our other eligible full-time employees.

•
Limited Perquisites. We provide limited perquisites and other personal benefits to our NEOs and such benefits generally are only provided when they serve a legitimate business purpose.

•
No Tax Reimbursements. We do not provide tax reimbursement payments (including “gross-ups”) to our NEOs.

•
No Special Welfare or Health Benefits. Our executive officers participate in our broad-based company-sponsored health and welfare benefit plans and programs on the same basis as our other full-time employees.

•
No Post-Employment Tax Payment Reimbursement. We do not provide any tax reimbursement payments (including “gross- ups”) on any payments or benefits contingent upon a change in control of the Company.

•
No Hedging of Our Equity Securities. We prohibit our executive officers, all other employees and the non-employee members of our Board from engaging in certain derivative transactions and from hedging our securities, except as otherwise pre-approved by the Board.

•
Limited Pledging of Our Equity Securities. We prohibit our executive officers, all other employees and the non-employee members of our Board from holding our securities in a margin account. We also prohibit pledging our securities as collateral for a loan without the prior consent of our Chief Legal Officer.

•
No “Single Trigger” Change-in-Control Arrangements. We do not provide cash severance or automatic vesting of equity awards based solely upon a change in control of the Company.

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Compensation Philosophy and Objectives
Our compensation programs are designed to attract, retain and motivate our employees, including our executive officers, by ensuring that such programs are aligned to the market, are scalable and flexible for our leaders to operate within, and are simple and clear for our employees to understand.
With respect to our executive compensation program, our key objectives are to:
•	attract and retain highly qualified executive officers whose skills, experience, and performance are critical to achieving our short-term and long-term financial and strategic objectives; and
•	ensure our executive team interests are directly correlated with performance and aligned to the creation of long-term stockholder value.
We operate in the competitive and fragmented real estate and technology industries and believe that in order for us to be successful in attracting and retaining an experienced executive team, we must have a robust executive compensation program that provides proper incentives to our executives while focusing on individual and overall company performance. To attract new talent, we must be prepared to be, and be perceived as, an employer that offers competitive compensation, and we believe our executive compensation program is appropriately structured in this regard. We also believe that providing our executive officers with an opportunity to be owners in our business better aligns their interests with those of our stockholders.
To achieve our compensation objectives, we historically have provided our executive officers, including our NEOs, with a compensation package consisting of the following elements:

Element	Type of Element	Compensation Element	Objective
Base Salary	Fixed	Cash	Designed to compensate our executives for services rendered during the year and to recognize the experience, skills, knowledge and responsibilities required of each executive.
Annual Performance Bonuses	Variable	Cash	Drives achievement of key corporate performance goals and rewards NEOs for annual performance.
Long-Term Incentive Compensation	Variable	Equity awards in the form of TRSU and PRSU awards that may vest and be settled for shares of our common stock.
Drives achievement of key corporate performance goals and rewards NEOs for annual performance.

Designed to align the interests of our executives and our stockholders by motivating our executives to create sustainable long-term stockholder value.

From time to time, we may also grant sign-on and retention bonuses on an as-needed basis in connection with an employment offer or for retention purposes, respectively.
Compensation-Setting Process
Role of the Compensation Committee
The Compensation Committee discharges the responsibilities of our Board relating to the compensation of our executive officers, including our NEOs, and the non-employee members of our Board. Under its charter, the Compensation Committee has the overall responsibility for overseeing our compensation and benefits policies generally, and overseeing and evaluating the compensation plans, policies and practices applicable to our executive officers.

32	Opendoor Technologies Inc. // 2025 Proxy Statement

In carrying out its responsibilities, on an annual basis the Compensation Committee evaluates our compensation policies and practices with a focus on the degree to which these policies and practices reflect our executive compensation philosophy, develops strategies and makes decisions that it believes further our philosophy or align with developments in best compensation practices, and reviews the performance of our executive officers when making decisions with respect to their compensation or recommendations to our Board with respect to their compensation.
The Compensation Committee has retained a compensation consultant (as described below) to provide support in its review and assessment of our executive compensation program; however, the Compensation Committee exercises its own judgment in making final decisions or recommendations with respect to the compensation of our executive officers, including our NEOs.
The Compensation Committee reviews our executive compensation program annually, and in fiscal 2025, the timing of this review occurred in the first fiscal quarter to take into account our annual operating cadence and to align compensation determinations with the Company’s annual performance and business goals. As part of this review process, the Compensation Committee applies the objectives described above within the context of our overall compensation philosophy while simultaneously considering the compensation levels needed to ensure that our executive compensation program remains competitive, and to ensure that equity is positioned to retain executives, based on input and market data provided by the Compensation Committee’s compensation consultant.
Role of Management
In discharging its responsibilities, the Compensation Committee works with members of our management, including our CEO. Our management assists the Compensation Committee by providing information on corporate and individual performance, market compensation data and management’s perspective on compensation matters. The Compensation Committee solicits and reviews our CEO’s proposals with respect to program structures, as well as her recommendations for adjustments to annual base salaries, long-term incentive compensation opportunities and other compensation-related matters for our executive officers, including our NEOs (except with respect to her own compensation), based on her evaluation of their performance for the prior year.
The Compensation Committee reviews and discusses proposals and recommendations with our CEO and considers them as one factor in determining and approving the compensation of our executive officers or making recommendations to our Board with respect to the compensation of our executive officers. Our CEO also attends meetings of our Board and the Compensation Committee at which executive compensation matters are addressed, except with respect to discussions involving her own compensation.
Role of the Compensation Consultant
The Compensation Committee has the authority to retain an external compensation consultant to assist it by providing information, analysis and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review, including the authority to approve the consultant’s reasonable fees and other retention terms. The compensation consultant reports directly to the Compensation Committee and its chair, and serves at the discretion of the Compensation Committee, which reviews the engagement annually.
Since 2020, the Compensation Committee has engaged Compensia, Inc. (“Compensia”) to serve as its compensation consultant to advise on executive and non-employee director compensation matters, including competitive market pay practices, and with the data analysis and selection of the compensation peer group.
In addition to the work Compensia performed in connection with our executive and director compensation practices, Compensia periodically receives requests for information from us or the Compensation Committee pertaining to individual promotions, equity incentive compensation, potential personnel recruitment and other such situations in which market compensation insight may benefit us or the Compensation Committee.
During 2024, Compensia attended the meetings of the Compensation Committee (both with and without management present) as requested and provided various services, including the following:
•	the review, analysis and updating of our compensation peer group;
•	the Company’s executive compensation philosophy;

Opendoor Technologies Inc. // 2025 Proxy Statement	33

•	consultancy on the design and implementation of our executive long-term incentive program, including the design of our executive PRSU grants for 2024;
•
the review and analysis of the base salary levels and long-term incentive compensation opportunities of our executive officers against competitive market data based on the companies in our compensation peer group;

•	a competitive market assessment for executive-level management, including analyses for potential new hires;
•	consultation with the Compensation Committee chair and other members between Compensation Committee meetings, including with respect to:
•	updates on compensation trends; and
•	regulatory updates; and
•	support on other ad hoc matters throughout the year.
The terms of Compensia’s engagement include reporting directly to the Compensation Committee chair. Compensia also coordinated with our management for data collection and informal market comparisons for our executive officers. In 2024, Compensia did not provide any other consulting or other services to us other than the executive and director compensation consulting services described above.
The Compensation Committee has evaluated its relationship with Compensia to ensure that Compensia operates independently from management. This review process included a review of the services that Compensia provided, the quality of those services and the fees associated with the services provided during 2024. Based on this review, as well as consideration of the factors affecting independence set forth in Exchange Act Rule 10C-1(b)(4) and Rule 5605(d)(3)(D) of the Nasdaq rules, and such other factors as were deemed relevant under the circumstances, the Compensation Committee has determined that no conflict of interest was raised as a result of the work performed by Compensia.
Setting Target Total Direct Compensation
The Compensation Committee conducts an annual review of the compensation arrangements of our executive officers, including our NEOs. As part of this review, the Compensation Committee evaluates the base salary levels, any sign-on and retention bonuses, and the long-term incentive compensation opportunities of our executive officers and all related performance criteria.
The Compensation Committee does not establish a specific target for formulating the target total direct compensation opportunities of our executive officers. Instead, it evaluates both performance and compensation to ensure that the compensation provided to our executive officers is competitive relative to the compensation paid by similar companies in the same or adjacent industries, including real estate services, traditional and ecommerce retail, transportation, homebuilding, or staffing services with particular emphasis on our peer companies as described below.
In making decisions about the compensation of our executive officers, the members of the Compensation Committee rely primarily on considerations of various factors, including the following:
•	our executive compensation program objectives;
•	our performance against the financial, operational and strategic objectives established by the Compensation Committee and our Board;
•
each executive officer’s knowledge, skills, experience, qualifications and tenure relative to other similarly situated executives at the companies in our compensation peer group and/or in selected broad-based compensation surveys;

•
the scope of each executive officer’s role and responsibilities compared to other similarly situated executives at the companies in our compensation peer group and/or in selected broad-based compensation surveys;

•	the prior performance of each executive officer, based on a subjective assessment of their contributions to our overall performance, and ability to lead their business unit and work as part of a team;

34	Opendoor Technologies Inc. // 2025 Proxy Statement

•	the potential of each executive officer to contribute to our long-term financial, operational and strategic objectives;
•	our CEO’s compensation relative to that of our other executive officers, particularly our other NEOs;
•	our financial performance relative to our peers;
•	specific input from stockholders on our executive compensation program in creating the design of our executive compensation program in subsequent years;
•	each executive officer’s mix of (i) performance-based and non-performance-based pay and (ii) short-term and long-term compensation;
•
the compensation practices of our compensation peer group and the companies in selected broad-based compensation surveys and the positioning of each executive officer’s compensation in a ranking of peer company compensation levels based on an analysis of competitive market data; and

•	the recommendations of our CEO with respect to the compensation of our executive officers (except with respect to her own compensation).
These factors provide the framework for compensation decision-making and final decisions by the Compensation Committee or its recommendations to our Board for final decisions regarding the compensation opportunity for each executive officer.
The Compensation Committee does not weigh these factors in any predetermined manner, nor does it apply any formulas in developing its compensation decisions or recommendations. The members of the Compensation Committee consider this information in light of their individual experience, knowledge of the Company, knowledge of the competitive market, knowledge of each executive officer and business judgment in making decisions and recommendations.
Peer Group and Competitive Positioning
The Compensation Committee believes that comparisons with companies with similar financial characteristics and business profiles are useful guides to evaluate the competitiveness of our executive compensation program and related policies and practices. The Compensation Committee uses data drawn from a select peer group of companies to make decisions with respect to the compensation of our executive officers, including our NEOs.
The Compensation Committee uses the peer group compensation data as one of several factors in assessing executive pay program design and total equity utilization. We also supplement the data for our peer group with published compensation surveys where appropriate. The Compensation Committee’s compensation decisions are made on a case-by-case basis. Benchmark results do not, in and of themselves, determine individual compensation decisions and we do not target specific pay percentiles. Overall, we believe that use of information from the peer group enables the Compensation Committee to create better alignment between executive pay and performance and to help ensure that we can attract and retain high-performing executive leaders.
The Compensation Committee evaluated the peer groups of companies identified below, as recommended by Compensia and approved by the Compensation Committee for purposes of determining executive compensation for each respective period. The companies in this peer group were selected based on the following primary criteria, for each respective period:

Fiscal 2024 Criteria	Fiscal 2025 Criteria

•
Revenue,
•
Market capitalization,
•
Gross profit, and
•
Public companies in the same or adjacent industry, including consumer-focused technology-enabled services, real estate services, traditional and ecommerce retail, or software and services.

•
Gross margin,
•
Gross profit,
•
Market capitalization,
•
Revenue, and
•
Public companies in the same or adjacent industry, including consumer-focused real estate services, traditional and ecommerce retail, transportation, homebuilding, or staffing services.

Opendoor Technologies Inc. // 2025 Proxy Statement	35

Due to our unique business model, in October 2024, as we evaluated our peer group, we gave primary consideration to industry-specific peers, gross margin, and market capitalization when identifying the appropriate peer group. The impact of these changes will influence executive compensation decisions made in 2025.

Fiscal 2024 Peer Group			Fiscal 2025 Peer Group
General Peers		Industry Peers	General Peers		Industry Peers
Angi Beyond BlackKnight CarGurus CarParts.com Cars.com Carvana Co. Dropbox Etsy Frontdoor	Lyft Nextdoor Holdings Peloton Interactive SoFi Technologies StitchFix Yelp	Anywhere Real Estate Compass eXp World Holdings Offerpad Solutions Redfin Zillow Group	Beyond Carvana Co. Chewy Frontier Group Holdings Hertz Global Holdings Insperity Kelly Services LendingClub Lyft	Peloton Interactive Stitch Fix Wayfair	Anywhere Real Estate Compass Dream Finders Homes eXp World Holdings Landsea Homes Offerpad Solutions Redfin Zillow Group

All compensation decisions made in February 2024 utilized the Fiscal 2024 Peer Group identified above.
Compensation Elements
For 2024, our executive compensation program consisted of three principal elements – base salary, annual performance bonuses, and long-term incentive equity incentives in the form of TRSUs and PRSUs. It also included participation in our executive severance plan and our broad-based health and welfare benefit programs.
Base Salaries
We provide a base salary as a fixed source of compensation for our executive officers, including our NEOs, allowing them a degree of certainty relative to the portion of their variable compensation, which consists of equity awards with values that are generally tied to the price of our common stock. The Compensation Committee recognizes the importance of base salaries as an element of compensation that helps to attract and retain highly qualified executive talent. The initial base salaries of our executive officers were established at the time they entered into an employment offer letter or confirmatory employment offer letter with us and took into account their qualifications, experience, comparable market data and prior base salary level. The Compensation Committee reviews the annual base salaries of our executive officers, including our NEOs, as part of its annual review of the compensation arrangements of our executive officers, taking into consideration a competitive market analysis prepared by its compensation consultant, the recommendations of our CEO (except with respect to her own annual base salary) and the factors set forth in “Compensation-Setting Process – Setting Target Total Direct Compensation” above.
In February 2024, the Compensation Committee determined to increase the annual base salaries of our NEOs, except for Ms. Wheeler, for 2024, taking into account market data from our peer group to be competitive with similarly situated executives at our peer companies and each NEO’s contributions and criticality to the Company.

Name	Annual Salary Rate for FY23	Annual Salary Rate for FY24
Carrie Wheeler	$750,000	$750,000
Selim Freiha(1)	—	$500,000
Sydney Schaub	$350,000	$425,000
Christina Schwartz(2)	$350,000	$400,000
Megan Meyer Toolson(3)	$400,000	$500,000

(1)	Mr. Freiha’s base salary was determined in connection with the Freiha Offer Letter (as defined below). See “Employment Offer Letters” below for more information.
(2)
In connection with Mr. Freiha’s appointment as our CFO and Ms. Schwartz’s transition from her position as interim Chief Financial Officer to Chief Accounting Officer, in order to ensure Ms. Schwartz’s continued engagement and a successful CFO transition, Ms. Schwartz and the Company entered into the Schwartz Transition Agreement (as defined below). Pursuant to the Schwartz Transition Agreement, Ms. Schwartz’s monthly base salary was increased from $33,333.33 to $67,666.67, effective as of November 4, 2024 and ending on May 2, 2025, resulting in total base compensation of $452,917 in fiscal 2024 for Ms. Schwartz. See “Post-Employment Compensation–Transition Agreement with Christina Schwartz” below for more information.

36	Opendoor Technologies Inc. // 2025 Proxy Statement

(3)	Ms. Meyer Toolson resigned from her position as President, Sell Direct and Services, effective December 2, 2024, and served as an advisor to the Company through January 31, 2025.
Annual Cash Performance Bonuses
For 2024, our Compensation Committee established a formal annual bonus program under which each NEO (other than Mr. Freiha) was eligible for a 2024 performance bonus based upon the achievement of pre-established corporate performance goals approved by our Compensation Committee. Pursuant to his offer letter with us, Mr. Freiha’s annual bonus for 2024 was guaranteed (subject to the repayment conditions described below under “Employment Offer Letters”), rather than subject to achievement of performance goals under the annual performance bonus plan.
Target bonuses are set as a percentage of the NEO’s base salary earned during the bonus year and are expected to be paid out in the first quarter of the following year. Our NEOs’ target bonuses for 2024 are set forth in the table below.

Name	Target Bonus (as % of base salary)
Carrie Wheeler(1)	33.3%
Selim Freiha(2)	—
Sydney Schaub	50%
Christina Schwartz	40%
Megan Meyer Toolson	50%

(1)
Represents Ms. Wheeler’s annual cash bonus opportunity as a percentage of her base salary. For fiscal 2024 her bonus target was set at $250,000 pursuant to the terms of her offer letter in connection with her appointment as CEO in December 2022.

(2)
Pursuant to the Freiha Offer Letter (as defined below), Mr. Freiha will become eligible to participate in the annual bonus program beginning in fiscal 2025, and his target bonus will be 50% of his base salary, unless otherwise determined by the Compensation Committee. Refer to “Employment Offer Letters” below for more details.

In March 2024, the Compensation Committee established the corporate performance metric and goals for the year. This metric was set by the Compensation Committee after considering management input and our overall strategic objectives.
All final bonus payments to our NEOs are determined by our Compensation Committee. The actual bonuses awarded in any year, if any, may be more or less than the target, depending on the achievement of corporate objectives and may also vary based on other factors at the discretion of the Compensation Committee. Under our 2024 annual bonus plan, the maximum bonus payable to an NEO was 125% of her target bonus.
Performance Measures. The corporate performance metric for the 2024 cash performance bonuses was ANI, which is aligned with our goal of driving the Company to sustainable, profitable growth and moving to a positive cash flow position. ANI is a non-U.S. Generally Accepted Accounting Principles (“GAAP”) measure and is calculated as GAAP net income (loss) adjusted to exclude certain non-cash expenses, certain expenses that are not directly related to our revenue-generating operations, and loss (gain) on extinguishment of debt. ANI also aligns the timing of inventory valuation adjustments recorded under GAAP to the period in which the related revenue is recorded. As a result, we believe ANI better reflects our cash flow position than GAAP net income (loss). A detailed definition and full reconciliation of ANI to its most directly comparable GAAP financial measure are included in Annex A attached to this proxy statement.
Performance Periods. The 2024 annual bonus program has two performance periods: a semi-annual performance period covering the period January 1, 2024 through June 30, 2024 (“First Half”); and an annual performance period covering the period January 1, 2024 through December 31, 2024 (“Full Year”). In determining any bonus for the Full Year performance period, the payout otherwise earned based on attainment of the corporate performance goal would be reduced by any bonus paid for the First Half performance period.
Performance Levels. The goals for ANI were set at levels that we consider to be rigorous and challenging, based in part on our evaluation of the relevant risks and opportunities. The threshold and maximum performance levels were set at, respectively, 75% and 100% for the First Half performance period, and 75% and 125% for the Full Year performance period, which we believed required strong execution for any payout with respect to the corporate objectives and represented a significant challenge. Payout levels represent the amount to be paid to NEOs based on the level of actual performance relative to the goals. In order to motivate performance and underscore the importance of achieving, or closely approaching, the performance goals, the Compensation Committee set the payout at 0% for achievement below the threshold level of performance.

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The performance levels and corresponding goals for each performance period under the 2024 annual bonus plan are summarized in the table below.

		ANI (in millions)
Performance Level	Payout as a % of Target	First Half Metric	Full Year Metric
<Threshold	0%	<$(158.8)	<$(225.3)
Threshold	75%	$(158.8)	$(225.3)
Target	100%	$(127.0)	$(180.2)
Maximum	125%	—	$(135.2)

Payout Determination for 2024. In connection with certain strategic cost actions the Company implemented in 2024 to optimize operations and drive efficiencies across the business, in August 2024, the Compensation Committee, in consultation with management, determined to eliminate the opportunity to earn a bonus with respect to the First Half performance period. As a result, the NEOs were only eligible to earn a bonus for the 2024 fiscal year based on the Company’s ANI achievement for the Full Year performance period.
In March 2025, the Compensation Committee assessed ANI performance for the Full Year performance period relative to the performance goals and determined that the Company had an ANI loss of $(258.0) million for 2024, which was below the minimum threshold level set for the annual performance period (although it represented a significant improvement compared to an ANI loss of $(778.0) million in 2023). Because the threshold performance goal for ANI was not attained under the 2024 bonus plan, the bonus eligible NEOs did not receive any payout under the 2024 annual bonus plan.
2025 Annual Cash Bonus Plan
For 2025, we will maintain ANI as our corporate performance goal under the bonus program. The 2025 bonus program will maintain threshold, target, and maximum levels and performance below threshold will result in no bonus payout. For 2025, performance will be measured against full-year results, and the Compensation Committee set the threshold and maximum performance payout levels at 35% and 200%, respectively. For 2025, following a review of our NEOs’ target compensation and Compensia’s market competitiveness analysis, the target annual bonus opportunity for Ms. Wheeler was increased to 50% of base salary.
Long-Term Equity Compensation
Overview
We believe that providing long-term incentives in the form of equity awards encourages our executive officers, including our NEOs, to take a long-term outlook and provides them with an incentive to manage the Company from the perspective of an owner with an equity stake in the business. By providing opportunities for our executive officers, including our NEOs, to benefit from future successes in the Company through the appreciation of the value of their equity awards, our Board and the Compensation Committee believe that equity awards align our executive officers’ interests and contributions with the long-term interests of our stockholders. In addition, our Board and the Compensation Committee believe that offering meaningful equity ownership in the Company is helpful in retaining our executive officers, including our NEOs, and other key employees.
In 2024, we began granting PRSU awards to each of our NEOs, except Ms. Wheeler and Mr. Freiha, that are eligible to vest subject to achievement of certain performance goals. Our general practice prior to 2024 had been to grant our NEOs TRSU awards, and in certain circumstances PRSU awards, at the start of employment and for retention purposes. With the introduction of our executive PRSU grants in fiscal year 2024, the equity awards granted to our NEOs in 2024 comprised approximately 25% PRSUs and 75% TRSUs. In determining this distribution of time-based and performance-based awards and the amount of shares underlying each of the awards, the Compensation Committee considered our goals of aligning executives’ interests with the long-term interests of our stockholders, driving specific Company performance goals, and retaining executive talent.
In consideration of Ms. Wheeler’s promotion grant awarded in 2023 (as described in our 2023 and 2024 proxy statements), as well as her current equity holdings and total compensation package, the Compensation Committee determined not to grant any additional equity awards to Ms. Wheeler during 2024.

38	Opendoor Technologies Inc. // 2025 Proxy Statement

In February 2024, the Committee approved fiscal 2024 target equity award values for certain of our NEOs, which were converted to the corresponding number of TRSUs and PRSUs, as shown in the table below.

Name	Target Value of Awards(1)	Equivalent Target number of TRSUs(2)	Equivalent Target number of PRSUs(2)
Carrie Wheeler	—	—	—
Selim Freiha(3)	—	—	—
Sydney Schaub	$1,800,000	357,142	119,047
Christina Schwartz	$1,500,000	297,619	99,206
Megan Meyer Toolson(4)	$12,000,000	2,380,952	793,650

(1)
Target values reflect the target values of awards on the date of grant. These target values differ from the amounts shown in the “Stock Awards” column of the Summary Compensation Table, which represent grant date fair values determined pursuant to FASB ASC Topic 718.

(2)
The number of units granted were calculated by dividing the allocated portion of the target value of awards by $3.78, the 40-day trailing average closing price of Opendoor’s stock on February 28, 2024.

(3)	See “Employment Offer Letters” below for information regarding Mr. Freiha’s sign-on equity grant.
(4)
As a result of Ms. Meyer Toolson’s resignation from her position of President, Sell Direct and Services, effective December 2, 2024, Ms. Meyer Toolson forfeited 1,587,302 TRSUs and 793,650 target PRSUs.

The TRSUs granted to Mses. Schaub and Schwartz vest over substantially equal quarterly installments over a three-year period commencing April 15, 2024, in each case subject to the executive’s continued employment with us on each such vesting date. The TRSUs granted to Ms. Meyer Toolson vest over substantially equally quarterly installments over a three-year period commencing January 15, 2024, in each case subject to her continued employment with us on each such vesting date.
The PRSUs granted to our NEOs in 2024 are eligible to vest subject to achievement of homes acquired and homes sold goals during the year ended December 31, 2024, each weighted at 50%, as described in the table below. Any PRSUs that are eligible to vest based on performance relative to the 2024 performance objectives vest, as to one third of the earned PRSUs, on March 15, 2025, subject to the NEO’s continued employment through such date, and as to the remaining two thirds of the earned PRSUs, in eight substantially equal quarterly installments thereafter, subject to the NEO’s continued employment with us through such vesting date. The number of PRSUs eligible to vest in the aggregate may vary from 0% to 100%. The extent to which PRSUs are eligible to vest is determined based on the performance level achieved, with 0% vesting for performance below threshold levels. In the event of a change in control prior to December 31, 2024, the homes acquired and homes sold goals would be prorated based on the portion of the 2024 calendar year elapsed prior to the change in control, and the PRSUs that are eligible to vest will be determined as of such change in control by measuring the Company’s performance as of such change in control relative to such prorated goals. Following the change in control, the PRSUs determined to be eligible to vest as of such change in control would be subject to the time-based vesting schedule described above, provided that upon an NEO’s termination by us without cause or upon a resignation by an NEO for good reason within 12 months following the change in control, any unvested PRSUs shall become immediately vested. In addition, if the PRSUs are not continued, assumed or replaced in such change in control, the PRSUs determined to be eligible to vest as of such change in control would become fully vested as of immediately prior to such change in control.

		Metric (Weighting)
Performance Level	Payout as a % of Target	Homes Acquired (50%)	Homes Sold (50%)
<Threshold	—	<15,547	<12,918
Threshold	80%	15,547	12,918
Target	100%	19,434	16,147
Maximum	120%	23,321	19,376

As shown above, threshold, target, and maximum goal for each objective were established and performance below threshold (80%) results in none of the PRSUs vesting with respect to such objective. In addition, while up to the maximum (120%) can be earned initially for each of the goals, the total number of PRSUs eligible to vest is capped at the aggregate number of target PRSUs specified for each executive, above. Achievement between each of the levels is measured on a straight-line interpolation basis. These performance metrics were selected to reinforce sustained operational performance through disciplined inflows and outflows and to incentivize progress toward our profitability goals.

Opendoor Technologies Inc. // 2025 Proxy Statement	39

The homes acquired and homes sold objectives, goals, and the actual performance level with respect to each metric are set forth in the table below:

Metric	Target Metric	Actual Attainment	Attainment %	Payout as % of Target
Homes Acquired (50%)	19,434	14,684	76%	0%
Homes Sold (50%)	16,147	13,593	84%	42%

In March 2025, the Compensation Committee determined that, based on these results, 42% of the total aggregate PRSUs were earned and remain eligible to vest. One third of the earned PRSUs vested on March 15, 2025, and the remaining two thirds of the earned PRSUs will vest in eight substantially equal quarterly installments thereafter, subject to the NEO’s continued employment with us through such vesting date.
2025 PRSUs
In designing the 2025 PRSU awards granted to our NEOs, the Compensation Committee generally retained a similar overall design as it relates to how the award is earned, with a one-year performance period and an additional two-year time-based vesting requirement for two thirds of any earned PRSUs. However, the Compensation Committee determined to use a different performance metric based on product-level profit (“PLP”), which is a non-GAAP financial metric that we expect to calculate as Adjusted EBITDA (as defined in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024), less interest expense, plus fixed operating expense. The Compensation Committee chose PLP to incentivize progress toward durable unit economics across our product offering. Under the 2025 PRSUs, the levels of attainment range from 0% to 200%. The extent to which PRSUs become eligible to vest will be determined based on the performance level achieved, with 0% eligible to vest for performance below the threshold level and 200% eligible to vest for performance at the maximum level.
Health and Welfare Benefits
Our NEOs are eligible to participate in the same employee benefit plans, and on the same terms and conditions, as all other full-time, salaried U.S. employees, subject to the terms and eligibility requirements of such plans. These benefits include medical, dental and vision insurance, business travel insurance, an employee assistance program, health and dependent care flexible spending accounts, basic life insurance, accidental death and dismemberment insurance, short-term and long-term disability insurance, commuter benefits and reimbursement for mobile phone coverage.
We also sponsor a Section 401(k) retirement savings plan (the “Section 401(k) Plan”) that provides our executive officers, including our NEOs, with an opportunity to save for retirement on a tax-advantaged basis subject to the limits imposed by the Internal Revenue Code of 1986, as amended (the “Code”), to the same extent as our other eligible full-time employees. Participants are able to defer up to 90% of their eligible compensation subject to applicable annual limits under the Code. All participants’ interests in their deferrals are 100% vested when contributed. During 2024, we contributed up to $1,000 to employees’ 401(k) accounts, regardless of the amount the employee contributes. In 2025, we will contribute up to $1,100 to employees’ 401(k) accounts. We believe that providing a vehicle for tax-deferred retirement savings through our Section 401(k) Plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs.
We design our employee benefits programs to be affordable and competitive in relation to the market as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
Perquisites and Other Personal Benefits
Perquisites or other personal benefits are not a significant component of our executive compensation program. Accordingly, we do not generally provide perquisites or other personal benefits to our NEOs, except as generally made available to our employees or in situations where we believe it is appropriate to assist an individual in the performance of their duties, to make them more efficient and effective and for recruitment and retention purposes. During 2024, our NEOs did not receive perquisites or other personal benefits that were, in the aggregate, $10,000 or more for each individual.

40	Opendoor Technologies Inc. // 2025 Proxy Statement

In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.
Employment Offer Letters
We have entered into written employment offer letters with each of our NEOs. Each of these employment offer letters was approved prior to the Business Combination by the compensation committee and/or board of directors of Opendoor Labs Inc., or, in the case of Ms. Schaub’s and Mr. Freiha’s offer letters, by our Compensation Committee. We believe that these arrangements were necessary to secure the services or the continued service of these individuals in a highly competitive job market.
None of these employment agreements has a specific term, each agreement provides for “at will” employment (meaning that either we or the NEO may terminate the employment relationship at any time without cause), and each agreement generally sets forth the named executive officer’s base salary, eligibility to participate in our employee benefit plans and programs in effect for similarly situated employees during their employment. In some instances these employment agreements provided for a sign-on bonus and/or retention payment and, in certain instances, provided for certain of the NEOs to receive equity awards on the terms and conditions as set forth in the employment offer letter.
On September 30, 2024, we entered into an offer letter with Selim Freiha in connection with his appointment as our CFO (the “Freiha Offer Letter”), pursuant to which, among other things, Mr. Freiha is entitled to receive a cash sign-on bonus in the aggregate amount of $750,000 (“Freiha Sign-On Bonus”), which was provided as an incentive to join the Company. The Freiha Sign-On Bonus is payable in two equal installments of $375,000, the first of which was paid in December 2024, and the second of which is payable in May 2025. The after-tax amount of the Freiha Sign-On Bonus is subject to repayment by Mr. Freiha if, prior to the one-year anniversary of his start date, he resigns his employment without Good Reason or his employment is terminated by the Company for Cause (in each case, as defined in the Freiha Offer Letter). In addition, pursuant to the Freiha Offer Letter, in the event that a “Corporate Transaction” (as defined in the Opendoor Technologies Inc. 2020 Incentive Award Plan (the “2020 Plan”)) occurs or certain similar events occur, and the surviving corporation fails to either (i) assume any or all of Mr. Freiha’s outstanding equity awards or (ii) substitute similar equity awards for his outstanding equity awards, then 100% of the unvested portion of Mr. Freiha’s outstanding Company equity awards shall immediately vest. Lastly, pursuant to the Freiha Offer Letter, on November 19, 2024, the Compensation Committee granted Mr. Freiha an award of 3,875,000 TRSUs, with a grant date fair value of approximately $6.2 million. One third of the total number of TRSUs will vest on November 15, 2025, and the remaining two thirds will vest in substantially equal installments over the next eight subsequent quarters, in each case subject to his continuous employment with us through such vesting date (and subject to acceleration upon a change in control, as discussed above). In determining the amount of Mr. Freiha’s sign-on grant, the Compensation Committee considered a competitive market analysis prepared by Compensia summarizing the compensation practices of our peers with respect to chief financial officers with similar responsibilities, Mr. Freiha’s expected contributions to executing on our transformation and efficiency efforts, and Mr. Freiha’s expected criticality to the business during a key transition period.
In addition, each NEO either agreed to execute and be bound by our Confidential Information and Inventions Assignment Agreement or confirmed that the NEO agreed to continue to be bound by the Confidential Information and Inventions Assignment Agreement they had previously executed, which contains, among other things, restrictive covenants pursuant to which such officers agree (i) to refrain from soliciting our customers during the term of their employment and (ii) to refrain from soliciting our employees during the term of their employment and for a period of 12 months thereafter. The Company’s standard Confidential Information and Invention Assignment Agreement for executive officers does not contain any non-competition restrictive covenants to the extent prohibited by applicable law.
Except for the employment offer letter with Ms. Wheeler, as amended in connection with her role transition in December 2022, the employment offer letters do not provide for any severance benefits. In connection with the appointment of Ms. Wheeler as our CEO, we and Ms. Wheeler entered into an amendment to Ms. Wheeler’s existing offer letter agreement. Pursuant to such amendment, if we terminate Ms. Wheeler’s employment without “cause” or if Ms. Wheeler resigns for “good reason” (as each term is defined in her offer letter agreement), subject to her execution of a release of claims, she will be entitled to cash severance equal to one times her annual base salary plus target bonus, 12 months of health benefits continuation, and 12 months accelerated vesting of her outstanding time-based equity awards.

Opendoor Technologies Inc. // 2025 Proxy Statement	41

Post-Employment Compensation
Severance Plan
We maintain an Executive Severance Plan (the “Severance Plan”), effective as of December 22, 2022, and amended on February 26, 2024, under which our executive officers are eligible to receive severance payments and benefits in connection with certain qualifying terminations of their employment, subject to the conditions set forth in the Severance Plan. The Severance Plan is intended to provide a consistent framework to address covered terminations and help maintain our executive officers’ continued focus on their assigned duties to maximize stockholder value if there is a potential change in control transaction. Each of our 2024 NEOs, other than Ms. Meyer Toolson (who voluntarily resigned as an executive officer effective December 2, 2024) is eligible to participate in the Severance Plan.
The Severance Plan provides that upon our termination of a participant’s employment without “cause,” or upon a resignation by the participant for “good reason,” in either case within the period beginning three months before and ending 12 months following a “change in control” (each as defined in the Severance Plan), the participant shall receive (i) a cash severance payment equal to the participant’s then-current base salary multiplied by 1.5 for our CEO or 1.0 for our other NEOs, paid in installments over an 18- or 12-month period, respectively, (ii) a pro rata portion of the participant’s target annual cash bonus for the year of termination, paid in installments over 18 months for our CEO or 12 months for our other NEOs, (iii) payment or reimbursement of the cost of COBRA premiums for the participant and the participant’s dependents for up to 18 months for our CEO or 12 months for our other NEOs, and (iv) 100% acceleration of the vesting of the participant’s then-outstanding unvested equity awards that are subject solely to time-based vesting requirements.
Upon any other termination by us without cause or upon a resignation by an eligible participant for good reason, the participant will receive (i) a cash severance payment equal to the sum of the participant’s then-current base salary plus target bonus, in the case of our CEO, and a cash severance payment equal to the participant’s then-current base salary multiplied by 0.5, in the case of our other NEOs, paid in installments over 12 months for our CEO and six months for our other NEOs, (ii) payment or reimbursement of the cost of the COBRA premiums for the participant and the participant’s dependents for up to 12 months, and (iii) acceleration of the vesting of the portion of the participant’s then-outstanding unvested equity awards that are subject solely to time-based vesting requirements and that would otherwise vest within the 12- or six-month period after termination for our CEO or our other NEOs, respectively (or, 12 months if any NEO other than our CEO has been employed for less than 12 months).
For purposes of the Severance Plan, “cause” has the meaning set forth in the participant’s offer letter agreement, employment agreement or similar agreement with the participant’s employer, or, in the absence of such agreement, or if such agreement does not have a definition of “cause,” means: (a) the participant’s commission of any act that constitutes a felony or any crime involving dishonesty or moral turpitude, (b) the participant’s engaging in any act of fraud or embezzlement, whether or not related to the business of the Company, or any other act of material dishonesty against the Company or any of its Affiliates, (c) any material breach by the participant of any offer letter agreement, employment agreement or similar agreement with the participant’s employer, or of the Employee Confidential Information and Invention Assignment Agreement or similar agreement or of any material written policy of the Company and, if curable, the participant’s failure to cure such breach within 30 days after receiving written notice thereof; (d) the willful and continued failure by the participant to substantially perform the participant’s duties to the Company (other than any such failure resulting from the Participant’s incapacity due to physical or mental illness), after written demand for substantial performance is delivered by the Company that identifies with reasonable specificity the manner in which the Company believes the participant has not substantially performed the participant’s duties, which is not cured within 30 days after notice of such failure has been given to the participant by the Company; (e) the willful engaging by the participant in misconduct or gross neglect (including any conduct that is in violation of the written employee workplace policies of the Company) that is injurious to the Company, monetarily, in reputation or otherwise; or (f) any other intentional act causing material damage to the Company’s business, property or reputation.
For purposes of the Severance Plan, “good reason” has the meaning set forth in the participant’s offer letter agreement, employment agreement or similar agreement with the participant’s employer, or, in the absence of such agreement, or if such agreement does not have a definition of “good reason,” means the occurrence of any of the following events without the participant’s written consent: (a) a reduction by the Company or its successor of more than 20% in the participant’s rate of annual base salary, unless such reduction is in connection with and proportional to reductions to the base salary reductions of other executives of the Company; (b) a material reduction in the participant’s job responsibilities, duties or authority (provided that a mere change in title to an employment position that is substantially similar to the prior employment position shall not constitute a material reduction in job responsibilities, duty or authority); or (c) a change in the

42	Opendoor Technologies Inc. // 2025 Proxy Statement

geographic location of the Participant’s principal place of employment to any location more than 50 miles from the Participant’s current principal place of employment. Notwithstanding the foregoing, “good reason” will not exist for purposes of the Severance Plan unless, within 30 days after the initial occurrence of a circumstance that the participant believes in good faith to constitute good reason, the Participant delivers written notice to the Company setting forth with specificity such circumstance the Participant believes in good faith constitutes good reason, the Company fails to cure any claimed event of good reason (if capable of cure) within 30 days after receipt of such notice, and the participant actually terminates their employment no later than 30 days following the expiration of the Company’s cure period.
To receive the severance, the participant must execute and deliver a release of claims in favor of the Company and continue to comply with restrictive covenants applicable to the participant.
We are not obligated to provide tax reimbursements or “gross-ups” to any of our executive officers, including our NEOs, in the event that the compensation and benefits received under the Severance Plan or otherwise would result in the imposition of excise taxes on the named executive officer under Section 4999 of the Internal Revenue Code. We believe that having in place reasonable and competitive post-employment compensation arrangements, including in the event of a change in control of the Company, is essential to attracting and retaining highly-qualified executive officers. The Compensation Committee does not consider the specific amounts payable under the post-employment compensation arrangements when determining our NEOs’ compensation. We do believe, however, that these arrangements are necessary to offer competitive compensation packages.
Transition Agreement with Christina Schwartz
In connection with Mr. Freiha’s appointment as our CFO and Ms. Schwartz’s transition from her position as interim Chief Financial Officer to Chief Accounting Officer, Ms. Schwartz and the Company entered into a transition agreement dated September 30, 2024 (the “Schwartz Transition Agreement”). The Compensation Committee determined it was critical to retain Ms. Schwartz’s service as our Chief Accounting Officer through the first four months of 2025 to support a smooth CFO transition as well as the transition of key strategic, financial, and operational initiatives prior to her termination of employment. Pursuant to the Schwartz Transition Agreement, Ms. Schwartz will continue to be employed with the Company as Chief Accounting Officer through May 2, 2025, on substantially the same terms and with substantially the same compensation as she had received as interim Chief Financial Officer. To ensure business continuity and a successful transition, Ms. Schwartz’s monthly base salary of $33,333.33 was increased to $66,666.67 for the period from November 4, 2024 to May 2, 2025. Upon Ms. Schwartz’s termination of employment on May 2, 2025, or if Ms. Schwartz’s employment is terminated by the Company without cause prior to May 2, 2025, in exchange for a release of claims, she will be entitled to receive her base salary and accelerated vesting of outstanding time-based equity awards (including any earned PRSUs that are subject to additional time-based vesting) that would otherwise vest through November 2, 2025, plus the severance compensation to which she is entitled under the Severance Plan as a result of her termination without cause.
Hedging and Pledging of Securities
We believe it is improper and inappropriate for any person associated with Opendoor to engage in short-term or speculative transactions involving the Company’s securities. Our directors, officers and employees are, therefore, prohibited from engaging in short sales and buying or selling puts, calls, options or other derivative securities of the Company.
Our Insider Trading Policy also prohibits our directors, officers and employees from purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of the Company’s equity securities (whether they are granted to such individual by the Company as part of such person’s compensation or otherwise held, directly or indirectly, by such individual), or that may cause a director, officer or employee to no longer have the same objectives as the Company’s other stockholders, except as otherwise pre-approved by the Board in each instance.
In addition, we prohibit our executive officers, all other employees and the non-employee members of our Board from holding our securities in a margin account. We also prohibit pledging our securities as collateral for a loan without the prior consent of our Chief Legal Officer.

Opendoor Technologies Inc. // 2025 Proxy Statement	43

Stock Ownership Guidelines
We maintain stock ownership guidelines for our executive officers and directors. Within five years of the establishment of the guidelines (or becoming subject to the guidelines, if later), our CEO is required to hold the lesser of vested shares of the Company’s common stock equal to six times annual base salary, or 450,000 shares; other executive officers are required to hold the lesser of vested shares of the Company’s common stock equal to three times annual base salary, or 225,000 shares; and directors are required to hold the lesser of shares of the Company’s common stock equal to five times their annual cash retainer, or 60,000 shares. Only issued shares are counted toward satisfaction of the ownership requirement. Accordingly, unvested equity awards (including both time- and performance-based) and unexercised stock options, if any, do not count toward satisfying the executive stock ownership requirement. While our current executive officers and directors are still within the five-year period to accumulate their ownership holdings, when measured as of December 31, 2024, each of our directors, with the exception of Mr. Feder, who has until May 2029 to meet the ownership requirement, and Mr. Benson, who has until September 2029 to meet the ownership requirement, and each of our current executive offers, other than Mr. Freiha, who has until November 2029 to meet the ownership requirement, have met the specified levels of ownership.
Clawbacks
We have adopted a compensation recovery policy as required by Rule 10D-1 under the Exchange Act, and the corresponding listing standards of the Nasdaq, which provides for the mandatory recovery from current and former officers of incentive-based compensation that was erroneously awarded during the three fiscal years preceding the date that the company is required to prepare an accounting restatement, including to correct an error that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The amount required to be recovered is the excess of the amount of incentive-based compensation received over the amount that otherwise would have been received had it been determined based on the restated financial measure.
Equity Grant Policies and Practices
In response to Item 402(x)(1) of Regulation S-K, we do not currently grant new awards of stock options, stock appreciation rights or similar option-like instruments. Accordingly, we have no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by us. In the event that we determine to grant new awards of such options, the Board will evaluate the appropriate steps to take in relation to the foregoing.
Tax and Accounting Considerations
The Compensation Committee takes the applicable tax and accounting requirements into consideration in designing and overseeing our executive compensation program.
Deductibility of Executive Compensation
For federal income tax purposes, publicly-traded companies may be prohibited under Section 162(m) of the Code from deducting employee compensation in excess of $1 million paid to their chief executive officer, chief financial officer, any other executive officer whose total compensation is required to be reported to stockholders under the Exchange Act by reason of such individual being among the three highest compensated executive officers for the tax year and any executive officer who was subject to the deduction limit in any tax year beginning after December 31, 2016. Even if Section 162(m) may limit the compensation deduction, our Board and the Compensation Committee believe our compensation policies and practices should be designed to help us meet our established goals and objectives. While the Compensation Committee will consider the impact of the Section 162(m) deduction limitation, it intends to continue to compensate our executive officers, including our NEOs, in a manner that is in the best interest of our stockholders and reserves the right to make compensation decisions that may not be deductible under Section 162(m) where the Compensation Committee determines the compensation to be appropriate and in the best interests of the Company and our stockholders.
Accounting for Stock-Based Compensation
The Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is the Financial Accounting Standard Board’s Accounting Standards Codification, Compensation – Stock Compensation (Topic 718) (“ASC Topic 718”), the standard which governs the accounting treatment of certain stock-based compensation. Among other things, ASC Topic

44	Opendoor Technologies Inc. // 2025 Proxy Statement

718 requires us to record a compensation expense in our income statement for all equity awards granted to our executive officers and other employees. This compensation expense is based on the grant date “fair value” of the equity award and, in most cases, will be recognized on a straight-line basis for TRSUs and using an accelerated attribution approach for PRSUs over the award’s requisite service period (which, generally, will correspond to the award’s vesting schedule). This compensation expense is also reported in the compensation tables below, even though recipients may never realize any value from their equity awards.
Compensation Committee Report
The following Compensation Committee Report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Exchange Act, or the Securities Act of 1933, as amended, other than in Opendoor’s Annual Report on Form 10-K where it shall be deemed to be furnished, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
The Compensation Committee has reviewed and discussed the section captioned “Compensation Discussion and Analysis” as required by Item 402(b) of Regulation S-K and contained within this proxy statement with management. Based on such review and discussions, the Compensation Committee approved the “Compensation Discussion and Analysis” section to be included in our proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Submitted by the members of the Compensation Committee:
Glenn Solomon, Compensation Committee Chair
Adam Bain, Compensation Committee Member
Pueo Keffer, Compensation Committee Member

Opendoor Technologies Inc. // 2025 Proxy Statement	45

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The table below shows compensation of our NEOs for the fiscal years ended December 31, 2024, 2023 and 2022, to the extent such persons served as NEOs during such period.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Carrie Wheeler Chief Executive Officer	2024	750,000			500	750,500
	2023	750,000	250,000	16,566,265		17,566,265
	2022	383,334				383,334
Selim Freiha Chief Financial Officer	2024	79,167	375,000	6,200,000	4,378	6,658,545
Sydney Schaub Chief Legal Officer	2024	409,375		1,452,376	500	1,862,252
	2023	350,000	175,000			525,000
	2022	111,806	350,000	4,379,219		4,841,025
Christina Schwartz(4) Former Interim Chief Financial Officer & Chief Accounting Officer	2024	452,917	200,000	1,210,316	500	1,863,733
	2023	352,042	425,000			777,042
	2022	321,945		1,826,185		2,148,130
Megan Meyer Toolson(5) Former President, Sell Direct and Services	2024	479,167		9,682,536	500	10,162,203
	2023	404,167	350,000			754,167

(1)
Amounts for fiscal year 2024 represent, in the case of Mr. Freiha, the first installment of his sign-on bonus as described above in “Compensation Discussion and Analysis — Employment Offer Letters,” and in the case of Ms. Schwartz, the final installments of her retention bonus.

(2)
Amounts listed represent the aggregate grant date fair value of TRSU and PRSU awards granted during the fiscal year referenced, computed in accordance with FASB ASC Topic 718. The grant date fair value of TRSU awards is calculated using the closing price per share of our common stock on the date of grant multiplied by the number of TRSUs. The grant date fair value of PRSU awards is calculated using the closing price per share of our common stock on the date of grant multiplied by the number of PRSUs, as adjusted by the probability of achievement of the applicable performance objectives at the time of grant, which was assumed to be 100% for purposes of the PRSUs granted in 2024, which also represents the maximum level of performance under the PRSUs granted in 2024. The 2024 PRSUs vest based on the achievement of performance objectives for 2024. These amounts do not reflect the actual economic value that may be realized by the NEO.

For additional information regarding the stock-based awards granted to our NEOs, please see Note 12, Share-Based Awards to the consolidated financial statements included in our 2024 Annual Report.
(3)
Amounts for fiscal 2024 include (i) $500 in 401(k) employer contributions for Ms. Wheeler, Ms. Schwartz, Ms. Meyer Toolson, and Ms. Schaub and (ii) $4,378 in legal reimbursement fees for Mr. Freiha in accordance with the Freiha Offer Letter.

(4)
Ms. Schwartz transitioned from her position as interim Chief Financial Officer to Chief Accounting Officer effective as of November 4, 2024, and is expected to serve as Chief Accounting Officer until May 2, 2025.

(5)	Ms. Meyer Toolson resigned from her position as President, Sell Direct and Services, effective December 2, 2024, and served as an advisor to the Company through January 31, 2025.

46	Opendoor Technologies Inc. // 2025 Proxy Statement

2024 Grants of Plan-Based Awards
The figures in the table below show plan-based awards made in fiscal year 2024 to our NEOs. Ms. Wheeler did not receive any equity grants during fiscal year 2024.

Name	Award	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Carrie Wheeler	Annual Bonus	3/7/2024	187,312	250,000	312,188	—	—	—	—	—
Selim Freiha	TRSU(4)	11/19/2024	—	—	—	—	—	—	3,875,000	6,200,000
Sydney Schaub	Annual Bonus	3/7/2024	153,516	204,688	255,859	—	—	—	—	—
	PRSU	2/26/2024	—	—	—	95,238	119,047	—	—	363,093
	TRSU(5)	2/26/2024	—	—	—	—	—	—	357,142	1,089,283
Christina Schwartz	Annual Bonus	3/7/2024	135,875	181,167	226,459	—	—	—	—	—
	PRSU	2/26/2024	—	—	—	79,365	99,206	—	—	302,578
	TRSU(5)	2/26/2024	—	—	—	—	—	—	297,619	907,738
Megan Meyer Toolson	Annual Bonus	3/7/2024	179,688	239,584	299,480	—	—	—	—	—
	PRSU(6)	2/26/2024	—	—	—	634,920	793,650	—		2,420,633
	TRSU(7)	2/26/2024	—	—	—	—	—	—	2,380,952	7,261,904

(1)
Amounts in this column represent threshold, target and maximum annual cash bonus opportunities for the NEOs in 2024 under our annual performance bonus plan, which is described above under “Compensation Discussion and Analysis — Compensation Elements — Annual Cash Performance Bonuses.” The 2024 annual bonuses were based on the achievement of an ANI performance goal. Because the threshold performance goal for ANI was not attained under the 2024 annual bonus program, the bonus eligible NEOs received no payout under the 2024 annual bonus plan. Ms. Meyer Toolson was not employed by the Company at the time the cash bonus amounts were determined and accordingly was ineligible to receive a 2024 annual bonus payment. Mr. Freiha was not eligible to participate in our performance bonus program for fiscal year 2024.

(2)
Represents awards of PRSUs granted in 2024. The PRSUs were eligible to vest upon the attainment of homes acquired and homes sold goals, weighted equally, over the 2024 calendar year. One third of any PRSUs that were eligible to vest based on performance relative to the annual performance objectives vested on March 15, 2025, and the remaining two thirds of the earned PRSUs will vest in eight substantially equal quarterly installments thereafter, subject to the NEO’s continued employment with us through such vesting date. The number of PRSUs eligible to vest may vary from 0% to 100%. The extent to which PRSUs are eligible to vest is determined based on the performance level achieved, with 0% vesting for performance below threshold levels. In the first quarter of 2025, the Compensation Committee assessed that the threshold achievement level for the homes acquired goal was not attained, and, with respect to the homes sold goal, achievement was above threshold but below target, resulting in 42% of the target number of shares subject to each NEO’s PRSU award becoming eligible to vest. One third of the earned PRSUs vested on March 15, 2025, and the remaining two thirds of the earned PRSUs will vest in eight substantially equal quarterly installments thereafter, subject to the NEO’s continued employment with us through each vesting date. See “Compensation Discussion and Analysis — Compensation Elements — Long-Term Equity Compensation” for more information.

(3)
Amounts listed in this column represent the applicable grant date fair value of each TRSU and PRSU award granted during the fiscal year referenced, computed in accordance with FASB ASC Topic 718. The grant date fair value of TRSU awards is calculated using the closing price per share of our common stock on the date of grant multiplied by the number of TRSUs. The grant date fair value of PRSU awards is calculated using the closing price per share of our common stock on the date of grant multiplied by the number of PRSUs, as adjusted by the probability of achievement of the applicable performance objectives at the time of grant, which was assumed to be 100% for purposes of the PRSUs granted in 2024. The 2024 PRSUs vest based on the achievement of performance objectives for 2024. These amounts do not reflect the actual economic value that may be realized by the NEO.

For additional information regarding the stock-based awards granted to our NEOs, please see Note 12, Share-Based Awards to the consolidated financial statements included in our 2024 Annual Report.
(4)
The TRSUs granted to Mr. Freiha are subject to a three-year vesting schedule with 1/3rd of the total number of units subject to the award vesting on November 15, 2025, and 1/12th of the total number of units subject to the award vesting on a quarterly basis thereafter, subject to continued employment with us through each vesting date.

(5)
The TRSUs are subject to a three-year vesting schedule with 1/12th of the units subject to the award vesting in successive equal quarterly installments following April 15, 2024, subject to continued employment with us through each vesting date.

(6)
As a result of Ms. Meyer Toolson’s resignation from her position as President, Sell Direct and Services, effective December 2, 2024, and resignation as an advisor effective January 31, 2025, the PRSU award was forfeited.

(7)
The TRSUs are subject to a three-year vesting schedule with 1/12th of the units subject to the award vesting in successive equal quarterly installments following January 15, 2024, subject to continued employment with us through each vesting date. As a result of Ms. Meyer Toolson’s resignation from her position as President, Sell Direct and Services, effective December 2, 2024, and resignation as an advisor effective January 31, 2025, 1,587,302 unvested TRSUs were forfeited.

Opendoor Technologies Inc. // 2025 Proxy Statement	47

Outstanding Equity Awards at 2024 Fiscal Year End
The figures in the table below show outstanding equity awards held by each of our NEOs as of December 31, 2024. For awards granted prior to the completion of the Business Combination, the number of shares subject to the awards have been adjusted to reflect the impact of the Business Combination.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)(1)
Carrie Wheeler	12/17/2020(2)					151,645	$242,632	—	—
	01/02/2023(3)					7,530,121	$12,048,194	—	—
Selim Freiha	11/19/2024(4)					3,875,000	$6,200,000	—	—
Sydney Schaub	10/07/2022(5)					391,559	$626,494	—	—
	02/26/2024(6)					297,619	$476,190	—	—
	02/26/2024(7)					50,105	$80,168	—	—
Christina Schwartz	09/28/2016	59,658	—	$0.97	09/27/2026
	06/12/2017	4,043	—	$1.02	6/11/2027
	04/15/2021(8)					770	$1,232	—	—
	04/15/2021(9)					1,509	$2,414	—	—
	02/09/2022(10)					20,591	$32,946	—	—
	02/26/2024(6)					248,016	$396,826	—	—
	02/26/2024(7)					41,754	$66,806	—	—
Megan Meyer Toolson	06/02/2016	97,049	—	$0.79	06/01/2026
	06/12/2017	22,030	—	$1.02	06/11/2027
	09/29/2017	62,453	—	$1.02	09/28/2027
	09/29/2017	174,028	—	$1.02	09/28/2027
	03/09/2021(11)					62,500	$100,000	—	—
	02/26/2024(12)					1,785,714	$2,857,142	—	—
	02/26/2024(7)(13)					334,034	$534,454	—	—

(1)
The amounts in this column were determined based on the closing market price of the Company’s common stock on December 31, 2024 of $1.60. These amounts do not reflect the actual economic value that may be realized by the named executive officer.

(2)
The TRSUs will vest only if both (i) a liquidity based vesting condition and (ii) a time-based vesting condition are satisfied, in each case, subject to continued employment with us through the applicable vesting date. The completion of the Business Combination satisfied the liquidity-based vesting condition. The time-based vesting conditions have a vesting commencement date of September 3, 2023, the third anniversary of Ms. Wheeler’s employment start date, and vest in substantially equal quarterly installments over a two-year period commencing on such third anniversary, subject to continued employment with us through each vesting date.

(3)
The TRSUs are subject to a four-year vesting schedule, with 1/16th of the units subject to the award vesting in successive equal quarterly installments commencing on December 1, 2022, subject to continued employment with us through each vesting date.

(4)
The TRSUs are subject to a three-year vesting schedule with 1/3rd of the total number of units subject to the award vesting on November 15, 2025, and 1/12th of the total number of units subject to the award vesting on a quarterly basis thereafter, subject to continued employment with us through each vesting date.

(5)
The TRSUs are subject to a three-year vesting schedule with 33% of the total number of units subject to the award vesting on the one-year anniversary of the vesting commencement date and 1/12th of the total number of units subject to the award vesting on a quarterly basis thereafter, subject to continued employment with us through each vesting date.

(6)
The TRSUs are subject to a three-year vesting schedule with 1/12th of the units subject to the award vesting in successive equal quarterly installments following April 15, 2024, subject to continued employment with us on each vesting date.

(7)
Represents PRSUs earned as of December 31, 2024 based on the achievement of certain company performance metrics. In the first quarter of 2025, the Compensation Committee assessed that the threshold achievement level for the homes acquired goal was not attained, and, with respect to the homes sold goal, achievement was above threshold but below target, resulting in 42% of the target number of shares subject to each NEO’s PRSU

48	Opendoor Technologies Inc. // 2025 Proxy Statement

award becoming eligible to vest. One third of the earned PRSUs vested on March 15, 2025, and the remaining two thirds of the earned PRSUs will vest in eight substantially equal quarterly installments thereafter, subject to the NEO’s continued employment with us through each vesting date. See “Compensation Discussion and Analysis — Compensation Elements-Long-Term Equity Compensation” for more information.
(8)
The TRSUs are subject to a four-year vesting schedule, with 1/16th of the units subject to the award vesting in successive equal quarterly installments following March 15, 2021, subject to continued employment with us through each vesting date.

(9)
The TRSUs are subject to a four-year vesting schedule, with 5% of the units subject to the award vesting in eight successive equal quarterly installments following March 15, 2021, and 7.5% of the units vesting in eight successive equal quarterly installments thereafter, subject to continued employment with us through each vesting date.

(10)
The TRSUs vest over four years, with 5% of the units subject to the award vesting in eight successive equal quarterly installments following January 15, 2022, and 7.5% of the units vesting in eight successive equal quarterly installments thereafter, subject to continued employment.

(11)
The TRSUs are subject to a four-year vesting schedule with 25% of the total number of units subject to the award having vested on January 15, 2022, the first anniversary of the vesting commencement date, and 1/16th of the total number of units subject to the award vesting on a quarterly basis thereafter, subject to continued employment with us through each vesting date.

(12)
The TRSUs are subject to a three-year vesting schedule with 1/12th of the units subject to the award vesting in successive equal quarterly installments following January 15, 2024, subject to continued employment with us on each vesting date. As a result of Ms. Meyer Toolson’s resignation from her position as President, Sell Direct and Services, effective December 2, 2024, and resignation as an advisor effective January 31, 2025, 1,587,302 unvested TRSUs were forfeited.

(13)
As a result of Ms. Meyer Toolson’s resignation from her position as President, Sell Direct and Services, effective December 2, 2024, and resignation as an advisor effective January 31, 2025, the PRSU award was forfeited.

Option Exercises and Stock Vested in 2024
The figures in the table below show exercises of stock options and vesting of restricted stock units during the fiscal year ended December 31, 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Carrie Wheeler	—	—	4,622,357	10,327,143
Selim Freiha	—	—	—	—
Sydney Schaub	—	—	581,601	1,283,714
Christina Schwartz	—	—	299,958	687,983
Megan Meyer Toolson	—	—	1,420,335	3,202,459

(1)	The amounts in this column were determined based on the closing market price of the Company’s common stock on the trading day immediately prior to the vesting date.

Opendoor Technologies Inc. // 2025 Proxy Statement	49

Potential Payments Upon Termination or Change in Control
The table below quantifies certain compensation and benefits that would have become payable to each of our NEOs (i) if their employment had terminated on December 31, 2024 without Cause or due to resignation for Good Reason, and (ii) if a Change in Control had occurred on December 31, 2023, and the officer’s employment was terminated without Cause or due to resignation for Good Reason within the period beginning three months prior to and ending 12 months following such Change in Control. The amounts shown are estimates of the amounts that would be received upon a change in control or termination of employment based on the closing market price of the Company’s common stock on December 31, 2024 of $1.60; the actual amounts payable to our NEOs can be determined only at the time of any actual change in control or termination of employment. For additional discussion of the potential benefits and payments due in connection with certain terminations of employment in connection with, and outside of, a change-in-control, please see “Post-Employment Compensation” in the Compensation Discussion and Analysis. The actual amounts payable to our NEOs in the table below are estimates only and can be determined only at the time of any actual change in control or termination of employment. Ms. Meyer Toolson resigned from her position as President, Sell Direct and Services effective December 2, 2024, and accordingly was not entitled to any benefits under the executive severance plan as of December 31, 2024. In connection with her resignation, Ms. Meyer Toolson did not receive any compensation or benefits in excess of what is generally provided to the Company’s salaried employees in connection with a voluntary resignation under similar circumstances, and therefore no values are reflected in the table below.

Name and Principal Position	Termination Scenario	Cash Severance $	Health Benefits Continuation $	Accelerated TRSUs $(1)	Accelerated PRSUs $(2)	Total $
Carrie Wheeler Chief Executive Officer	Termination without Cause or Resignation for Good Reason	$1,000,000	$28,941	$3,173,802	—	$4,202,743
	Change in Control, including termination without Cause or Resignation for Good Reason following a Change in Control	$1,375,000	$43,412	$12,290,826	—	$13,709,238
Selim Freiha Chief Financial Officer	Termination without Cause or Resignation for Good Reason	$250,000	$27,764	$2,046,000	—	$2,323,764
	Change in Control, including termination without Cause or Resignation for Good Reason following a Change in Control	$750,000	$27,764	$6,200,000	—	$6,977,764
Sydney Schaub Chief Legal Officer	Termination without Cause or Resignation for Good Reason	$212,500	$9,364	$512,901	—	$734,765
	Change in Control, including termination without Cause or Resignation for Good Reason following a Change in Control	$637,500	$9,364	$1,102,685	$80,168	$1,829,717
Christina Schwartz Former Interim Chief Financial Officer & Chief Accounting Officer	Termination without Cause or Resignation for Good Reason	$200,000	$23,651	$96,189	—	$319,840
	Change in Control, including termination without Cause or Resignation for Good Reason following a Change in Control	$560,000	$23,651	$433,418	$66,806	$1,083,875
Megan Meyer Toolson Former President, Sell Direct	Termination without Cause or Resignation for Good Reason	—	—	—	—	—
	Change in Control, including termination without Cause or Resignation for Good Reason following a Change in Control	—	—	—	—	—

(1)
The amounts assume the value paid for each share of each class of common stock of the Company in connection with the change in control transaction was $1.60, the closing market price of the Company’s common stock on December 31, 2024.

50	Opendoor Technologies Inc. // 2025 Proxy Statement

(2)
Represents the value of PRSUs earned as of December 31, 2024 based on the achievement of certain Company performance metrics. The amounts assume the value paid for each share of each class of common stock of the Company in connection with the change in control transaction was $1.60, the closing market price of the Company’s common stock on December 31, 2024. See “Compensation Discussion and Analysis — Compensation Elements-Long-Term Equity Compensation” for more information.

Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serve, or have served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board.
Non-Employee Director Compensation
Our Non-Employee Director Compensation Policy provides non-employee directors with fixed annual cash retainer fees, as well as long-term equity compensation awards, for their service on the Board. Additional fixed annual cash retainer fees are paid to non-employee directors for committee membership and chairperson service.
The non-employee directors eligible to participate in the Non-Employee Director Compensation Policy are Adam Bain, David Benson, Eric Feder, Dana Hamilton, Pueo Keffer, John Rice and Glenn Solomon. Certain principal features of the compensation provided under the Non-Employee Director Compensation Policy are described in more detail below. The summary is qualified in its entirety by reference to the complete text of the policy.
Cash Compensation
Each non-employee director receives cash compensation for service on the Board. The annual cash compensation amounts are payable in equal quarterly installments, in arrears, promptly following the end of each quarter in which the service occurred, provided that the quarterly payment for each non-employee director is prorated for the portion of such calendar quarter actually served as a non-employee director.
•	Annual Board Service Retainer:
•	All Eligible Directors: $50,000
•	Non-Executive Chair/Lead Director (as applicable): $75,000 (in lieu of above)
•	Annual Committee Member Service Retainer:
•	Member of the Audit and Risk Committee: $10,000
•	Member of the Compensation Committee: $7,500
•	Member of the Nominating Committee: $5,000
•	Annual Committee Chair Service Retainer (in lieu of Committee Member Service Retainer):
•	Chair of the Audit and Risk Committee: $20,000
•	Chair of the Compensation Committee: $15,000
•	Chair of the Nominating Committee: $10,000
Prior to the start of each fiscal year, a non-employee director may elect to receive 100% of their annual cash compensation for the next fiscal year as TRSUs under the 2020 Plan (or any successor equity plan) for that number of shares equal to (a) the projected annual cash compensation for such non-employee director for the fiscal year based on Board and committee membership as of the first day of such fiscal year divided by (b) the average closing price per share of our common stock over the 20 trading days ending on the last trading day of the month preceding the month in which the TRSU grant is made (the “Share Price”). Each such grant will vest in four equal installments on the last trading day in each quarter occurring during such fiscal year. For 2024, Mr. Bain, Ms. Hamilton, Ms. Herman, Mr. Keffer, and Mr. Solomon each elected to receive their cash compensation in the form of TRSUs, which were granted on February 16, 2024.

Opendoor Technologies Inc. // 2025 Proxy Statement	51

Equity Compensation
On June 14, 2024, the date of our 2024 Annual Meeting of Stockholders, the non-employee directors serving at that time received their annual TRSU grant (the “Annual Grant”) for a number of shares of common stock equal to $200,000 divided by the Share Price, rounded to the nearest whole share. Each such annual grant will vest in a single installment on the earlier to occur of (a) our next annual meeting of stockholders and (b) the first anniversary of the date of grant, provided that the non-employee director continues to be a non-employee director on such vesting date.
In connection with his election to the Board, on May 1, 2024, Mr. Feder received a TRSU grant for a number of shares of our common stock equal to $200,000 divided by the Share Price, rounded to the nearest whole share, and prorated to reflect his partial year of service on the Board prior to our 2024 Annual Meeting of Stockholders.
Mr. Feder’s May 2024 TRSU grant was eligible to vest in a single installment on the earlier to occur of (a) the 2024 annual meeting of stockholders and (b) the first anniversary of the date of grant, provided that Mr. Feder continues to be a non-employee director on such vesting date.
In connection with his election to the Board, on September 11, 2024, Mr. Benson received a TRSU grant for a number of shares of our common stock equal to $200,000 divided by the Share Price, rounded to the nearest whole share, and prorated to reflect his partial year of service on the Board following our 2024 Annual Meeting of Stockholders.
Mr. Benson’s September 2024 TRSU grant will vest in a single installment on the earlier to occur of (a) our next annual meeting of stockholders and (b) the first anniversary of the date of grant, provided that Mr. Benson continues to be a non-employee director on such vesting date.
Notwithstanding the foregoing, for each non-employee director in office as of immediately prior to the closing of a Change in Control (as defined in the 2020 Plan), their then-outstanding equity awards granted pursuant to the Non-Employee Director Compensation Policy will become fully vested immediately prior to the closing of such Change in Control.
On February 26, 2025, the Board amended the Non-Employee Director Compensation Policy to provide that the share price with respect to Annual Grants is the greater of (a) the average closing price per share of our common stock over the 20 trading days ending on the last trading day of the month preceding the month in which the Annual Grant is made and (b) $2.00 per share (the “Annual Grant Share Price”). The Annual Grant Share Price will be used to calculate the number of shares of common stock covering Annual Grants beginning with the Annual Grants awarded to directors in connection with the 2025 Annual Meeting.
2024 Director Compensation Table
The following table contains information concerning the compensation of our non-employee directors in fiscal year 2024.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Adam Bain	62,500	181,198	243,698
David Benson	18,288	161,570	179,858
Eric Feder	33,333	181,198	214,531
Dana Hamilton	65,466	181,198	246,664
Cipora Herman(3)	70,000	181,198	251,198
Pueo Keffer	67,500	181,198	248,698
Jason Kilar(4)	27,329	—	27,329
John Rice	80,000	181,198	261,198
Glenn Solomon	65,000	181,198	246,198

(1)
The amount of the cash retainers that our non-employee directors (other than Mr. Kilar) elected to receive in the form of TRSUs is reflected in the “Fees Earned or Paid in Cash” column, and the grant date fair value of the TRSUs granted in satisfaction of such elections on February 16, 2024 that was greater than the amount of the cash retainers to be paid in the form of TRSUs, if any, is reflected in the “Stock Awards” column. The number of TRSUs granted to each non-employee director in lieu of cash retainers for 2024, and the corresponding aggregate grant date fair value of such TRSUs, is as follows: Adam Bain, 17,841 TRSUs, $53,523; Dana Hamilton, 17,127 TRSUs, $51,381; Cipora Herman, 19,981 TRSUs, $59,943; Pueo Keffer, 19,268 TRSUs, $57,804; John Rice, 22,836 TRSUs, $68,508; and Glenn Solomon, 18,554 TRSUs, $55,662.

(2)
Amounts listed represent the aggregate grant date fair value of awards granted during the year referenced, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. These amounts do not reflect the actual economic value that may be realized by the

52	Opendoor Technologies Inc. // 2025 Proxy Statement

non-employee director. For additional information regarding the stock-based awards granted to our NEOs, please see Note 12, Share-Based Awards to the consolidated financial statements included in our 2024 Annual Report. Amounts listed include the annual TRSU award for each non-employee director and, for each non-employee director who elected to receive their cash compensation in the form of TRSUs, the grant date fair value of the TRSUs granted in satisfaction of such elections that was greater than the amount of the cash retainers.
(3)	Ms. Herman resigned from the Board effective February 28, 2025.
(4)	Mr. Kilar resigned from the Board effective June 14, 2024.
The table below shows the aggregate number of unvested TRSU awards held as of December 31, 2024 by each non-employee director.

Name	TRSUs Outstanding as of December 31, 2024
Adam Bain	87,960
David Benson	78,432
Eric Feder	87,960
Dana Hamilton	87,960
Cipora Herman(1)	87,960
Pueo Keffer	87,960
Jason Kilar(2)	—
John Rice	87,960
Glenn Solomon	87,960

(1)	Ms. Herman resigned from the Board effective February 28, 2025.
(2)	Mr. Kilar resigned from the Board effective June 14, 2024.

Opendoor Technologies Inc. // 2025 Proxy Statement	53

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are required to disclose the ratio of the annual total compensation of our CEO to the annual total compensation of our median compensated employee, using the required calculations. The pay ratio included in this information is a reasonable estimate calculated in a manner that is intended to be consistent with Item 402(u) of Regulation S-K.
For 2024:
•	The annual total compensation of our median employee was $91,605; and
•	The annual total compensation of our CEO, as reported in the Summary Compensation Table in this proxy statement, was $750,500.
•	The ratio of the annual total compensation of Ms. Wheeler to our median employee was 8:1.
For purposes of this pay ratio, both the CEO’s and the median employee’s annual total compensation were calculated in accordance with the requirements of the Summary Compensation Table. For fiscal year 2024, we used the same median employee that was identified in 2023 given there was no change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change in the pay ratio disclosure. For fiscal year 2023, we determined our median employee by looking at our employee population as of December 31, 2023 and used a consistently applied compensation measure (“CACM”) to all of the employees included in the calculations. Our CACM consisted of total compensation calculated in accordance with Item 402(c) of Regulation S-K (as obtained from our internal payroll systems). This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules.
•
As of December 31, 2023, our U.S. and non-U.S. employee population consisted of approximately 1,986 full-time and part-time employees. Employees in Canada and India were included in the calculation, and accounted for 30 and 241 employees, respectively, with 1,715 employees in the U.S.

•	Total compensation (base salary, bonuses, plus equity incentive compensation) was selected as the most appropriate and CACM to determine the median employee.
•	For non-U.S. employees, we used exchange rates as of December 11, 2023 of 0.012 INR and 0.734 CAD to the U.S. dollar.
We determined the median employee’s compensation for 2024 using the same methodology used for determining the total compensation of our NEOs for purposes of the Summary Compensation Table disclosed above. The median employee’s annual total compensation was determined to be $91,605 in 2024.
This pay ratio disclosure is a reasonable estimate. Because the SEC rules for identifying the median employee and calculating the pay ratio permit companies to use various methodologies and assumptions, to apply certain exclusions and to make reasonable estimates that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable with the pay ratio that we have reported.

54	Opendoor Technologies Inc. // 2025 Proxy Statement

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K (the “PvP Rules”), we are providing: (1) tabular compensation and performance disclosure for our fiscal years 2020, 2021, 2022, 2023, and 2024 and (2) additional disclosure relative to the relationship between the “Compensation Actually Paid” (“CAP”) set forth in the Pay versus Performance Table and the Company’s and the Peer Group Total Stockholder Return (“TSR”), in each case over our fiscal years 2020, 2021, 2022, 2023, and 2024. For further information concerning our pay-for-performance philosophy and how we align executive compensation with our performance, see “Compensation Discussion and Analysis” in this proxy and in our proxy statements filed in 2021, 2022, 2023 and 2024.
In the below pay versus performance table, we provide information about compensation of our NEOs for each of the last five fiscal years (the “Covered Years”). Additionally, we provide information about the results for certain financial performance measures during the Covered Years. Although the PvP Rules require us to disclose “compensation actually paid,” these amounts do not necessarily reflect compensation that our NEOs actually earned in the Covered Years. Instead, “compensation actually paid” reflects a calculation computed in accordance with the PvP Rules, including adjusted values to unvested and vested equity awards during the Covered Years based on either year-end or vesting date stock prices and various accounting valuation assumptions. “Compensation actually paid” generally fluctuates due to stock price performance.

Pay Versus Performance
Year	Summary Compensation Table Total to PEO	Compensation Actually Paid to (Lost by) PEO	Summary Compensation Table Total to Former PEO	Compensation Actually Paid to (Lost by) Former PEO	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid for Non-PEO NEOs	Value of Initial Fixed $100 Investment Based On:		Net Income / (Loss)	Adjusted Net Income / (Loss)
							Opendoor Total Stockholder Return	Peer Group Total Stockholder Return
(1)	(2)	(3)	(2)	(3)	(2)	(4)	(5)	(6)	($Millions)(7)	($Millions)(8)
2024	$750,500	$(30,822,125)	N/A	N/A	$5,136,683	$2,326,493	$5	$117	$(392)	$(258)
2023	$17,566,265	$67,087,377	N/A	N/A	$838,011	$3,103,004	$14	$104	$(275)	$(778)
2022	$383,334	$(33,760,155)	$325,000	$(191,665,693)	$2,209,789	$(16,981,618)	$4	$77	$(1,353)	$(574)
2021	N/A	N/A	$112,333,540	$(95,777,677)	$24,302,144	$5,199,835	$47	$112	$(662)	$(116)
2020	N/A	N/A	$370,240,992	$396,723,976	$10,350,414	$32,491,540	$73	$100	$(253)	$(175)

1.
Carrie Wheeler served as the Company’s Principal Executive Officer (our “PEO”) for the entirety of fiscal years 2023 and 2024 and from December 1 to December 31, 2022. Our former PEO, Eric Wu, served as our PEO for the entirety of fiscal 2020 and 2021 as well as January 1 to November 30, 2022. The Company’s other NEOs (the “Non-PEO NEOs”) for the indicated fiscal years were as follows:

–	2024: Selim Freiha, Sydney Schaub, Christina Schwartz, and Megan Meyer Toolson
–	2023: Christina Schwartz, Megan Meyer Toolson, Sydney Schaub, and Daniel Morillo
–	2022: Christina Schwartz, Sydney Schaub, Andrew Low Ah Kee, and Daniel Morillo
–	2021: Carrie Wheeler, Andrew Low Ah Kee, Daniel Morillo, Ian Wong, and Elizabeth Stevens
–	2020: Carrie Wheeler, Gautam Gupta, Julie Todaro, Tom Willerer, and Elizabeth Stevens
2.
Amounts reported in these columns represent (i) the total compensation reported in the Summary Compensation Table for the indicated fiscal year in the case of our PEO, (ii) former PEO, and (iii) the average of the total compensation reported in the Summary Compensation Table for the Non-PEO NEOs in the indicated year for such years.

Opendoor Technologies Inc. // 2025 Proxy Statement	55

3.
Amounts reported in these columns represent the compensation actually paid to (lost by) our PEO and former PEO for the indicated fiscal year, as calculated under Item 402(v) of Regulation S-K based on their total compensation reported in the Summary Compensation Table for the indicated fiscal years and adjusted as shown in the tables below:

PEO
+/-		2022	2023	2024
	Summary Compensation Table - Total Compensation	$383,334	$17,566,265	750,500
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	$0	$16,566,265	$0
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	$0	$50,602,411	$0
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	$(25,998,352)	$3,349,687	$(22,123,486)
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	$0	$10,589,231	$0
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$(8,145,137)	$1,546,048	$(9,449,139)
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0	$0
=	Compensation Actually Paid	$(33,760,155)	$67,087,377	$(30,822,125)

Former PEO
+/-		2020	2021	2022
	Summary Compensation Table - Total Compensation	$370,240,992	$112,333,540	$325,000
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	$370,051,408	$111,598,143	$0
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	$391,810,043	$64,558,478	$0
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	$0	$(165,137,966)	$(7,421,831)
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	$4,724,349	$19,762,150	$0
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$0	$(15,695,736)	$(14,858,822)
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0	$169,710,040
=	Compensation Actually Paid	$396,723,976	$(95,777,677)	$(191,665,693)

Equity Award values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

56	Opendoor Technologies Inc. // 2025 Proxy Statement

4.
Amounts reported in this column represent the compensation actually paid to the Non-PEO NEOs in the indicated fiscal year, as calculated under Item 402(v) of Regulation S-K based on the average total compensation for such NEOs reported in the Summary Compensation Table for the indicated fiscal year and adjusted as shown in the table below:

NEO Average
+/-		2020	2021	2022	2023	2024
	Summary Compensation Table - Total Compensation	$10,350,414	$24,302,144	$2,209,789	$838,011	$5,136,683
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	$10,012,145	$23,637,936	$1,551,351	$0	$(4,636,307)
+	Fair Value at Fiscal Year End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	$19,904,276	$11,832,656	$572,406	$0	$2,652,896
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	$11,441,499	$(8,760,674)	$(14,604,217)	$1,721,801	$(343,389)
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	$61,546	$5,537,345	$20,842	$0	$388,801
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$1,459,244	$(3,354,547)	$(3,629,087)	$875,951	$(872,191)
-	Fair Value as of Prior Fiscal Year End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$713,294	$719,153	$0	$332,759	$0
=	Compensation Actually Paid	$32,491,540	$5,199,835	$(16,981,618)	$3,103,004	$2,326,493

Please see footnote 1 for the Non-PEO NEOs included in the average for each indicated fiscal year. Equity Award values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The fair value as of the last day of each fiscal year or the applicable vesting date is determined (a) for stock options, based on the Black-Scholes value as of the applicable date, (b) for TRSUs, based on the stock price as of the applicable date, and (c) for PRSUs, based on the stock price as of the applicable date.
5.
Pursuant to Item 402(v) of Regulation S-K, the comparison assumes $100 was invested in our common stock on December 21, 2020, which was the first day our common stock began trading after the closing of the Business Combination, using the closing stock price on that date. Historic stock price performance is not necessarily indicative of future stock price performance.

6.
The TSR Peer Group is the Nasdaq Real Estate and Other Financial Services Index, which is the industry-specific index the Company uses in its Annual Report on Form 10-K. This calculation assumes that $100 was invested in this index on December 21, 2020 (aligned with the period used in footnote #5 above).

7.	Amounts reported in this column represent the Company’s net income (loss) for the indicated years as reported in our 2024 Annual Report and 2022 Annual Report.
8.
We chose ANI as our Company-selected measure because we use our Company’s annual ANI performance to determine annual bonuses paid to our NEOs. A detailed definition of ANI and full reconciliation of ANI to its most directly comparable GAAP financial measure are included in Annex A attached to this proxy statement.

Tabular List of Financial Performance Measures
The following is an unranked list of the most important financial performance measures the Company used to link compensation actually paid to the NEOs to Company performance for the fiscal year ended December 31, 2024:
•	ANI
•	Homes acquired
•	Homes sold
Relationship Between Pay and Performance
“Compensation actually paid,” as calculated per SEC Item 402(v) of Regulation S-K, reflects cash compensation actually paid as well as changes to the fair values of equity awards during the years shown in the table based on year-end or vesting date stock prices, and various accounting valuation assumptions. Due to how CAP is calculated, the CAP as reported for each year does not reflect the actual amounts earned by our NEOs from their equity awards. CAP generally fluctuates annually due to the change in our stock price from year to year as well as varying levels of actual achievement of performance goals.

Opendoor Technologies Inc. // 2025 Proxy Statement	57

Because CAP does not reflect the actual amount earned by our NEOs on their equity compensation, we do not use this measure for understanding how NEO pay aligns with our Company performance. For a discussion of how our Compensation Committee assessed “pay-for-performance” and how our executive compensation program is designed to link executive compensation with the achievement of our financial and strategic objectives as well as stockholder value creation each year, see “Compensation Discussion and Analysis” in this proxy statement and our proxy statements filed in 2021, 2022, 2023, and 2024.
Below are graphs showing the relationship of “Compensation Actually Paid” to our PEO and Non-PEO NEOs for our fiscal years 2020, 2021, 2022, 2023 and 2024 to (1) TSR of both our common stock and the Nasdaq Real Estate and Other Financial Services Index (assuming $100 was invested in our common stock on December 21, 2020, which was the first day our common stock began trading after the closing of the Business Combination, using the closing stock price on that date), (2) our net income (loss), and (3) our ANI.

58	Opendoor Technologies Inc. // 2025 Proxy Statement

Opendoor Technologies Inc. // 2025 Proxy Statement	59

EQUITY COMPENSATION PLAN INFORMATION
The table below summarizes our equity compensation plan information as of December 31, 2024.

Plan category:	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Available for Future Issuance Under Equity Compensation Plans (excludes securities reflected in first column)
Equity compensation plans approved by security holders(1)	—	—	26,614,853(7)
Restricted Stock Units	43,206,059(3)	—	—
Options to Purchase Common Stock	7,233,044(4)	$2.5142(6)	—
Equity compensation plans not approved by security holders(2)	2,041,076(5)	—	20,203,064
Total	52,480,179	$2.5142	46,817,917

(1)
Consists of the Opendoor Labs Inc. 2014 Stock Plan (the “2014 Plan”), the Opendoor Technologies Inc. 2020 Incentive Award Plan (the “2020 Plan”) and the Opendoor Technologies Inc. 2020 Employee Stock Purchase Plan (the “ESPP”).

(2)	Consists of the 2022 Inducement Award Plan (the “Inducement Plan”).
(3)	Consists of 151,645 outstanding TRSUs under the 2014 Plan and 43,054,414 outstanding TRSUs and PRSUs (assuming “target” performance) under the 2020 Plan.
(4)	Consists of 7,186,169 outstanding options to purchase stock under the 2014 Plan and 46,875 outstanding options under the 2020 Plan.
(5)	Consists of 2,041,076 outstanding TRSUs under the Inducement Plan.
(6)
As of December 31, 2024, the weighted-average exercise price of outstanding options under the 2014 Plan was $2.4327 and the weighted-average exercise price of outstanding options under the 2020 Plan was $15.0000.

(7)
No additional awards will be granted under the 2014 Plan and, as a result, no shares remain available for issuance for new awards under the 2014 Plan. The number of shares authorized under our 2020 Plan will increase on the first day of each calendar year beginning on January 1, 2022 and ending on and including January 1, 2030, by an amount equal to the lesser of (A) a number equal to the excess (if any) of (1) 5% of the aggregate number of shares of Common Stock outstanding on the final day of the immediately preceding fiscal year over (2) the number of shares reserved for issuance under the 2020 Plan as of such date and (B) such smaller number of shares as determined by our Board. The number of shares authorized under our ESPP will increase on the first day of each calendar year beginning on January 1, 2022 and ending on and including January 1, 2030, by an amount equal to the lesser of (A) 1% of the shares of Common Stock outstanding as of the last day of the immediately preceding fiscal year and (B) such smaller number of shares of Common Stock as determined by our Board; provided, however, that no more than 54,385,060 shares of Common Stock may be issued under the ESPP. A maximum of 19,018,751 shares were eligible to be purchased during the offering period under our ESPP in effect as of December 31, 2024.

Inducement Award Plan
In July 2022 our Board of Directors adopted the 2022 Inducement Award Plan upon the recommendation of the Compensation Committee. Pursuant to applicable stock exchange rules, stockholder approval of the Inducement Plan is not required as a condition of the effectiveness of the Inducement Plan. A description of the principal features of the Inducement Plan is set forth below.
Eligibility and Administration
Only certain prospective employees of the Company are eligible to participate in the Inducement Plan. The Inducement Plan is administered by our Compensation Committee. The plan administrator has the authority to grant and set the terms of all awards under, make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the Inducement Plan, subject to its express terms and conditions. Awards must be approved by the Compensation Committee or a majority of our independent directors, and the authority to grant awards under the Inducement Plan may not be delegated.

60	Opendoor Technologies Inc. // 2025 Proxy Statement

Shares Available for Awards
The maximum number of shares of common stock authorized for issuance under the Inducement Plan is 31,200,000 shares (the “Inducement Plan Share Limit”). Shares issued under the Inducement Plan may be treasury shares or authorized but unissued shares.
The following types of shares are added back to the available share limit under the Inducement Plan: (1) shares subject to awards that are forfeited, expire or are settled for cash; and (2) shares repurchased by the Company at the same price paid by a participant pursuant to the Company’s repurchase right with respect to restricted stock awards. However, the following types of shares are not added back to the available share limit under the Inducement Plan: (a) shares subject to a stock appreciation right (“SAR”) that are not issued in connection with the stock settlement of the SAR on its exercise; (b) shares purchased on the open market with the cash proceeds from the exercise of options; and (c) shares tendered or withheld to satisfy grant or exercise price or tax withholding obligations associated with an award.
Awards granted under the Inducement Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which the Company enters into a merger or similar corporate transaction, will not reduce the shares authorized for grant under the Inducement Plan.
Awards
The Inducement Plan provides for the grant of stock options, including nonqualified stock options, SARs, restricted stock, dividend equivalents, restricted stock units (“RSUs”) and other stock or cash based awards. Certain awards under the Inducement Plan may constitute or provide for payment of “nonqualified deferred compensation” under Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the Inducement Plan will be evidenced by award agreements, which will detail the terms and conditions of awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than cash awards generally will be settled in shares of our common stock, but the applicable award agreement may provide for cash settlement of any award. A brief description of each award type follows.
•
Stock Options and SARs. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a stock option or SAR may not be less than 100% of the fair market value of the underlying share on the grant date (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute awards granted in connection with a corporate transaction. The term of a stock option or SAR may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders).

•	Restricted Stock. Restricted stock is an award of nontransferable shares of our common stock that are subject to certain vesting conditions and other restrictions.
•
RSUs. RSUs are contractual promises to deliver shares of our common stock in the future or an equivalent in cash and other consideration determined by the plan administrator, which may also remain forfeitable unless and until specified conditions are met and may be accompanied by the right to receive the equivalent value of dividends paid on shares of common stock prior to the delivery of the underlying shares (i.e., dividend equivalent rights). The plan administrator may provide that the delivery of the shares (or payment in cash) underlying RSUs will be deferred on a mandatory basis or at the election of the participant. The terms and conditions applicable to RSUs will be determined by the plan administrator, subject to the conditions and limitations contained in the Inducement Plan.

•
Other Stock or Cash Based Awards. Other stock or cash based awards are awards of cash, fully vested shares of our common stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of our common stock. Other stock or cash based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation to which a participant is otherwise entitled.

•
Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards other than stock options or SARs.

Opendoor Technologies Inc. // 2025 Proxy Statement	61

Dividend equivalents are credited as of the dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the plan administrator.
Certain Transactions
The plan administrator has broad discretion to take action under the Inducement Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the Inducement Plan and outstanding awards. In the event of a change in control (as defined in the Inducement Plan), to the extent that the surviving entity declines to continue, convert, assume or replace outstanding awards, then all such awards will become fully vested and exercisable in connection with the transaction.
No Repricing
Except in connection with certain changes in our capital structure, stockholder approval will be required for any amendment that reduces the exercise price of any stock option or SAR, or cancels any stock option or SAR in exchange for cash, other awards or stock options or SARs with an exercise price per share that is less than the exercise price per share of the original stock options or SARs.
Foreign Participants, Clawback Provisions, Transferability and Participant Payments
The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. All awards will be subject to any company claw-back policy as set forth in such clawback policy or the applicable award agreement. Awards under the Inducement Plan are generally non-transferrable, except by will or the laws of descent and distribution, or, subject to the plan administrator’s consent, pursuant to a domestic relations order, and are generally exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the Inducement Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, a “market sell order” or such other consideration as it deems suitable.
Stockholder Approval; Plan Amendment and Termination
Pursuant to applicable stock exchange rules, stockholder approval of the Inducement Plan was not required as a condition of the effectiveness of the Inducement Plan. Our Board may amend or terminate the Inducement Plan at any time; however, no amendment, other than an amendment that increases the number of shares available under the Inducement Plan, may materially and adversely affect an award outstanding under the Inducement Plan without the consent of the affected participant, and stockholder approval will be obtained for any amendment to the extent necessary to comply with applicable laws. The Inducement Plan will remain in effect until the tenth anniversary of the date the Compensation Committee adopted the Inducement Plan, unless earlier terminated. No awards may be granted under the Inducement Plan after its termination.

62	Opendoor Technologies Inc. // 2025 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of our common stock as of March 26, 2025, by:
•	each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our voting shares;
•	each of our named executive officers and directors; and
•	all of our current executive officers and directors as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days of March 26, 2025.
Percentage ownership of our voting securities is based on 726,835,454 shares of our common stock that were issued and outstanding as of March 26, 2025.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

Name and Address of Beneficial Owner(1)	Total Number of Shares Beneficially Owned	Percentage of Common Stock Beneficially Owned
5% Holders
The Vanguard Group(2)	86,258,094	11.87%
AI LiquidRE LLC(3)	53,598,914	7.37%
BlackRock, Inc.(4)	47,049,239	6.47%
Directors and Named Executive Officers
Carrie Wheeler	6,846,922	*
Selim Freiha	—	*
Sydney Schaub(5)	600,872	*
Christina Schwartz(6)	590,289	*
Megan Meyer Toolson(7)	2,860,697	*
Adam Bain(8)	3,006,078	*
David Benson	—	*
Eric Feder(9)	10,293	*
Dana Hamilton(10)	81,732	*
Pueo Keffer(11)	593,138	*
John Rice	222,549	*
Glenn Solomon(12)	877,338	*
All current directors and executive officers as a group (10 persons)(13)	12,238,922	1.68%

*	Less than 1% of our outstanding common stock.
(1)	Unless otherwise noted, the business address of each of those listed in the table above is 410 N. Scottsdale Road, Suite 1600, Tempe Arizona 85288.
(2)
Based solely on a Schedule 13G/A filed with the SEC on February 13, 2024 by the Vanguard Group. The Vanguard Group has (i) shared voting power over 412,051 shares of common stock, (ii) sole dispositive power over 85,258,732 shares of common stock, and (iii) shared dispositive power over 999,362 shares of common stock. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(3)
Based solely on a Schedule 13D/A filed with the SEC on May 6, 2024, by Access Industries Management, LLC (“AIM”), AI LiquidRE LLC (“AIL”), LBIT 2002 LLC (“LBIT”) and Len Blavatnik (collectively, the “Reporting Persons,” and each, a “Reporting Person”). Consists of (i) 53,524,812 shares of common stock held directly by AIL and (ii) 74,102 shares of common stock held directly by LBIT and, in each case, may be deemed to be beneficially owned by AIM and Len Blavatnik because (a) AIM is the controlling entity of AIL and LBIT, respectively, and (b) Len Blavatnik controls AIM and LBIT and holds a majority of the outstanding voting interests in AIL. Each of the Reporting Persons (other than AIL, with respect to shares held directly by AIL, and LBIT, with respect to shares held directly by LBIT), and each of their affiliated entities and the officers, partners, members and managers thereof, disclaims beneficial ownership of these securities. The address of each of the Reporting Persons is 40 West 57th St., 28th Floor, New York, New York 10019.

Opendoor Technologies Inc. // 2025 Proxy Statement	63

(4)
Based solely on a Schedule 13G/A filed with the SEC on April 17, 2025 by BlackRock, Inc. relating to BlackRock's ownership as of March 31, 2025. BlackRock Inc. has (i) sole voting power over 45,934,148 shares of common stock, and (ii) sole dispositive power over 47,049,239 shares of common stock. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001. Prior to March 26, 2025, BlackRock, Inc. had filed a Schedule 13G disclosing that, as of December 31, 2023, BlackRock had (i) sole voting power over 49,249,557 shares of common stock and (ii) sole dispositive power over 50,672,097 shares of common stock.

(5)	Includes (i) 571,110 shares of common stock held by Sydney Schaub and (ii) 29,762 shares issuable pursuant to the RSUs that will vest within 60 days of March 26, 2025.
(6)
Ms. Schwartz transitioned from her position as interim Chief Financial Officer to Chief Accounting Officer effective as of November 4, 2024, and is expcted to serve as Chief Accounting Officer until May 2, 2025. Includes (i) 432,834 shares of common stock held by Christina Schwartz, (ii) 93,754 shares issuable pursuant to the RSUs that will vest within 60 days of March 26, 2025 in accordance with the Schwartz Transition Agreement and (iii) 63,701 shares of our common stock issuable upon the exercise of options exercisable as of or within 60 days of March 26, 2025.

(7)	Ms. Meyer Toolson resigned from her position as President, Sell Direct and Services, effective December 2, 2024, and served as an advisor to the
Company through January 31, 2025.
(8)
Includes (i) 227,245 shares of common stock held by Adam Bain, (ii) 10,561 shares issuable pursuant to outstanding RSUs that will vest within 60 days of March 26, 2025, (iii) 225,000 shares of common stock held by 010118 Management, L.P. (“010118”) and (iv) 2,543,272 shares held by 01 Advisors 01 L.P. (“01 Advisors”). Mr. Bain is a managing member of 010118 and a managing partner of 01 Advisors and may be deemed a beneficial owner of the shares of common stock held by 010118 and 01 Advisors.

(9)
Includes 10,293 shares of common stock held by LENX, LLC, a wholly-owned subsidiary of Lennar Corporation. Mr. Feder is the President of LENX, LLC. Mr. Feder is a minority shareholder of Lennar Corporation, owning less than one percent of Lennar Corporation’s outstanding shares. Mr. Feder disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein.

(10)	Includes (i) 69,904 shares of common stock held by Dana Hamilton and (ii) 11,828 shares issuable pursuant to the RSUs that will vest within 60 days of March 26, 2025.
(11)	Includes (i) 581,732 shares of common stock held by Pueo Keffer and (ii) 11,406 shares issuable pursuant to outstanding RSUs that will vest within 60 days of March 26, 2025.
(12)
Includes (i) 121,150 shares of common stock held by Glenn Solomon, (ii) 10,983 shares issuable pursuant to the RSUs that will vest within 60 days of March 26, 2025, (iii) 622,954 shares of common stock held by The Solomon Family Trust, (iv) 79,205 shares of common stock held of record by GGV Capital LLC (“GGVC LLC”) and (v) 43,046 shares of common stock held of record by GGV Capital V L.L.C (“GGV V LLC”). GGV V LLC is the General Partner of GGV Capital V L.P. (“GGCV”) and GGV Capital V Entrepreneurs Fund L.P. (“GGCVEF”). GGV Capital Select L.L.C. (“GGCS LLC”) is the General Partner of GGV Capital Select L.P. (“GGCS”). Mr. Solomon is a managing director of GGCV LLC, GGCS LLC, and GGVC LLC, shares voting and investment power with respect to these shares and, accordingly, may be deemed to beneficially own these shares.

(13)	Includes 74,540 shares issuable pursuant to outstanding RSUs that will vest within 60 days of March 26, 2025 for all current executive officers and directors.

64	Opendoor Technologies Inc. // 2025 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Approval of Related Person Transactions
Our Board recognizes the fact that transactions with related persons present a heightened risk of conflicts of interest (or the perception thereof). Our Board has adopted a written “Related Person Transactions Policy,” setting forth the policies and procedures for the review and approval or ratification of related person transactions. For purposes of the Company’s policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) the Company was, is or will be a participant, (ii) the amount involved exceeds or is reasonably expected to exceed $120,000 and (iii) a “related person” (as defined in the Policy) had, has or will have a direct or indirect material interest. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered by this policy.
Under the policy, our legal team is primarily responsible for developing and implementing processes and procedures to obtain information with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. In addition, any potential related person transaction that is proposed to be entered into by the Company must be reported to the Company’s Chief Legal Officer by both the related person and the person at the Company responsible for such potential related person transaction. If our legal team determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our Chief Legal Officer is required to present to the Audit and Risk Committee all relevant facts and circumstances relating to the related person transaction. Our Audit and Risk Committee must review the relevant facts and circumstances of each related person transaction and either approve or disapprove the related person transaction.
Any proposed transaction that has been identified as a related person transaction may be consummated or materially amended only following approval by the Audit and Risk Committee in accordance with the provisions of our policy. No director may participate in the approval of a related person transaction for which such director is a related person. In the event that it is inappropriate for the Audit and Risk Committee to review the transaction for reasons of conflict of interest or otherwise, after taking into account possible recusals by Audit and Risk Committee members, then the related person transaction shall be approved by another independent body of our Board. Any related person transaction, if not a related person transaction when originally consummated, or if not initially identified as a related person transaction prior to consummation, shall be submitted to the Audit and Risk Committee for review and ratification as soon as reasonably practicable.
The Audit and Risk Committee shall consider whether to ratify and continue, amend and ratify or terminate and rescind such related person transaction.
Our management will update the Audit and Risk Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then-current related person transactions.
Other than as listed below, there are no related party transactions entered into since January 1, 2024 requiring disclosure (and other than equity and other compensation, termination, change in control and other arrangements, which are described under the section of this proxy titled “Executive Compensation”).
Director and Officer Indemnification and Insurance
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director (and in certain cases their related venture capital funds) and officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or officer.

Opendoor Technologies Inc. // 2025 Proxy Statement	65

PROPOSAL 2 — RATIFICATION OF APPOINTMENT BY THE AUDIT AND RISK COMMITTEE OF DELOITTE & TOUCHE LLP
The Audit and Risk Committee of our Board has appointed the firm of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Although stockholder ratification of the appointment of Deloitte & Touche LLP is not required by law, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice. If our stockholders fail to ratify the selection, the Audit and Risk Committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit and Risk Committee in its discretion may direct the appointment of different independent auditors for the Company at any time during the year, if they determine that such a change would be in the best interests of the Company and its stockholders. Deloitte & Touche LLP served as our independent registered public accounting firm for the year ended December 31, 2024. Neither Deloitte & Touche LLP nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit services. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.
In the event that the appointment of Deloitte & Touche LLP is not ratified by the stockholders at the Annual Meeting, our Audit and Risk Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2026. Even if the selection of Deloitte & Touche LLP is ratified, the Audit and Risk Committee retains the discretion to select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company.
Board Recommendation

The Board recommends a vote “FOR” the ratification of the appointment by the Audit and Risk Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2025.

66	Opendoor Technologies Inc. // 2025 Proxy Statement

Principal Accountant Fees and Services
The following table summarizes the fees of Deloitte & Touche LLP, our independent registered public accounting firm, billed to Opendoor Technologies Inc. for the fiscal years ended December 31, 2024 and 2023.

Fee Category (in thousands)	2024	2023
Audit Fees(1)	$3,134	$2,952
Audit-Related Fees(2)	216	20
Tax Fees(3)	545	421
All Other Fees(4)	—	42
Total Fees	$3,895	$3,435

(1)
Audit fees consist of fees for professional services rendered in connection with the annual audits of our consolidated financial statements, the review of our interim condensed consolidated financial statements included in our Quarterly Reports, consultations on accounting matters directly related to the audit, and audits in connection with statutory, regulatory, and contractual requirements.

(2)	Audit-related fees primarily consist of fees for professional services rendered in connection with the submission of various registration statements.
(3)	Tax fees consist of fees billed for services rendered for tax compliance, tax advice and tax planning.
(4)	All other fees consist of fees for all other services not included in the categories set forth above.
All of the services of Deloitte & Touche LLP for 2024 and 2023 described above were pre-approved by the Audit and Risk Committee.
Audit and Risk Committee Pre-Approval Policy and Procedures
The Audit and Risk Committee has adopted a pre-approval policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage Deloitte & Touche LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit and Risk Committee on a case-by-case basis (“specific pre-approval”) or (ii) pre-approved on a collective basis pursuant to the Pre-Approval Policy (“collective pre-approval”). Unless a type of service to be provided by Deloitte & Touche LLP has received collective pre-approval, it requires specific pre-approval by the Audit and Risk Committee or by a designated member of the Audit and Risk Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit and Risk Committee will consider whether such services are consistent with the SEC’s rules on auditor independence.
Report of the Audit and Risk Committee
The Audit and Risk Committee has reviewed the audited consolidated financial statements of Opendoor Technologies Inc. (the “Company”) for the fiscal year ended December 31, 2024 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit and Risk Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit and Risk Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.
The Company’s independent registered public accounting firm also provided the Audit and Risk Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit and Risk Committee concerning independence. In addition, the Audit and Risk Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit and Risk Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.
Pueo Keffer (Chair)
David Benson
Dana Hamilton

Opendoor Technologies Inc. // 2025 Proxy Statement	67

PROPOSAL 3 — APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Background
As required by Section 14A(a)(1) of the Exchange Act, the below resolution enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement. This proposal, commonly known as a “Say-on-Pay Vote,” gives our stockholders the opportunity to express their views on our named executive officers’ compensation. The Say-on-Pay Vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.
We encourage our stockholders to review the “Executive Compensation” section of this proxy statement for more information.
As an advisory approval, this proposal is not binding upon us or our Board. However, the Compensation Committee, which is responsible for the design and administration of our executive compensation program, values the opinions of our stockholders expressed through your vote on this proposal. The Board and Compensation Committee will consider the outcome of this vote in making future compensation decisions for our named executive officers. The next Say-on-Pay Vote will occur at our 2026 Annual Meeting of Stockholders (“2026 Annual Meeting”).
Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders of Opendoor Technologies Inc. approve, on an advisory (non-binding) basis, the 2024 compensation of Opendoor Technologies Inc.’s named executive officers as described in the Compensation Discussion & Analysis and disclosed in the Summary Compensation Table and related compensation tables and narrative disclosure set forth in Opendoor Technologies Inc.’s proxy statement for the 2025 Annual Meeting of Stockholders.”
Board Recommendation

Our Board unanimously recommends a vote “FOR” the resolution to approve, on an advisory (non-binding) basis, the 2024 compensation of our named executive officers as described in the Summary Compensation Table and related compensation tables and narrative disclosure set forth in this proxy statement.

68	Opendoor Technologies Inc. // 2025 Proxy Statement

ADDITIONAL INFORMATION
Stockholder Proposals and Director Nominations
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2026 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to us at our principal executive offices, 410 N. Scottsdale Road, Suite 1600, Tempe, Arizona 85288. Any proposal submitted pursuant to Rule 14a-8 must be received by us no later than December 26, 2025. We suggest that proponents submit their Rule 14a-8 proposals by certified mail, return receipt requested, addressed to our Corporate Secretary, Sydney Schaub.
In addition, our Bylaws establish an advance notice procedure with regard to director nominations and other proposals by stockholders that are not intended to be included in our proxy materials, but that a stockholder instead wishes to present directly at an annual meeting. To be properly brought before the 2026 Annual Meeting, a notice of the nomination or the matter the stockholder wishes to present at the meeting must be in writing and delivered to or mailed and received by our Corporate Secretary at our principal executive offices not later than March 15, 2026 and not before February 13, 2026, provided, however, that if the date of the 2026 Annual Meeting is more than 30 days before, or more than 60 days after, the one-year anniversary of this year’s Annual Meeting, notice by the stockholder to be timely must be so delivered or received, not more than the 120th day prior to such 2026 Annual Meeting date and not later than (i) the 90th day prior to such 2026 Annual Meeting date or, (ii) if later, the 10th day following the day on which public disclosure of the date of the 2026 Annual Meeting is first made by us. Our Bylaws also specify requirements relating to the content of the notice that stockholders must provide in order for a director nomination or other proposal to be properly presented at the 2026 Annual Meeting.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than the dates specified above.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
Householding of Annual Meeting Materials
Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of this proxy statement or our 2024 Annual Report, contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.
In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered stockholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address.
Other Matters
Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.
Solicitation of Proxies
The accompanying proxy is solicited by and on behalf of our Board, whose notice of meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us.

Opendoor Technologies Inc. // 2025 Proxy Statement	69

In addition to the use of the mails, proxies may be solicited by telephone and email by directors, officers and other employees of Opendoor who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons, other than directors and employees of Opendoor for their reasonable expenses in connection therewith.
We have also engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies and provide related advice and informational support for a service fee and the reimbursement of customary disbursements that are not expected to exceed $15,000 in the aggregate. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. Any stockholder needing assistance in voting their shares should contact MacKenzie Partners, Inc. at (800) 322-2885 (Toll Free) or via email at proxy@mackenziepartners.com.
Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.
2024 Annual Report
A copy of our 2024 Annual Report, including consolidated financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record as of the Record Date without charge upon written request addressed to:
Sydney Schaub, Corporate Secretary
Opendoor Technologies Inc.
410 N. Scottsdale Road, Suite 1600
Tempe, Arizona 85288
A reasonable fee will be charged for copies of requested exhibits to the 2024 Annual Report. You also may access this proxy statement and our 2024 Annual Report in the “Financials & Filings” section of the “Investor Relations” page of our website located at https://investor.opendoor.com.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ELECTRONICALLY, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL HELP ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors,

Carrie Wheeler
Chief Executive Officer and Chair of the Board
Tempe, Arizona

70	Opendoor Technologies Inc. // 2025 Proxy Statement

ANNEX A

Definitions and Reconciliations of Non-GAAP Financial Measures
Use of Non-GAAP Financial Measures
To provide investors with additional information regarding the Company’s financial results, this proxy statement includes references to certain non-GAAP financial measures that are used by management. The Company believes these non-GAAP financial measures, including Adjusted Net Income (Loss) (“ANI”), are useful to investors as supplemental operational measurements to evaluate the Company’s financial performance. The non-GAAP financial measures should not be considered in isolation or as a substitute for the Company’s reported GAAP results because they may include or exclude certain items as compared to similar GAAP-based measures, and such measures may not be comparable to similarly-titled measures reported by other companies. Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s recurring operating results.
Adjusted Net Income (Loss)
We present Adjusted Net Income (Loss) (“ANI”), which is a non-GAAP financial measure that management uses to assess our underlying financial performance. ANI is also commonly used by investors and analysts to compare the underlying performance of companies in our industry. We believe ANI provides investors with meaningful period over period comparisons of our underlying performance, adjusted for certain charges that are non-cash, not directly related to our revenue-generating operations, not aligned to related revenue, or not reflective of ongoing operating results that vary in frequency and amount. ANI is a supplemental measure of our operating performance and has important limitations. For example, ANI excludes the impact of certain costs required to be recorded under GAAP. ANI also includes inventory valuation adjustments that were recorded in prior periods under GAAP and excludes, in connection with homes held in inventory at the end of the period, inventory valuation adjustments required to be recorded under GAAP in the same period. ANI could differ substantially from similarly titled measures presented by other companies in our industry or companies in other industries. Accordingly, ANI should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. We include a reconciliation of ANI to the most directly comparable GAAP financial measure, which is net loss.
We calculate ANI as GAAP net loss adjusted to exclude non-cash expenses of stock-based compensation, equity securities fair value adjustment, derivative and warrant fair value adjustment, and intangibles amortization expense. ANI excludes expenses that are not directly related to our revenue-generating operations such as restructuring and legal contingency accruals. It excludes loss (gain) on extinguishment of debt as these expenses or gains were incurred as a result of decisions made by management to repay portions of our outstanding credit facilities and the 0.25% convertible senior notes due in 2026 early; these expenses are not reflective of ongoing operating results and vary in frequency and amount. ANI excludes non-recurring payroll tax on initial RSU release, gain on lease termination, goodwill impairment and convertible note payment-in-kind interest and issuance discount amortization. ANI also aligns the timing of inventory valuation adjustments recorded under GAAP to the period in which the related revenue is recorded in order to improve the comparability of this measure to our non-GAAP financial measures of unit economics, as described above. Our calculation of ANI does not currently include the tax effects of the non-GAAP adjustments because our taxes and such tax effects have not been material to date.

Opendoor Technologies Inc. // 2025 Proxy Statement	A-1

OPENDOOR TECHNOLOGIES INC.

NON-GAAP FINANCIAL MEASURES

Reconciliation of our Adjusted Net Income (Loss) to our Net Loss, (in millions) (Unaudited)	Year Ended December 31
	2024	2023	2022	2021	2020
Net loss (GAAP)	-392	-275	-1353	-662	-253
Adjustments:
Stock-based compensation	114	126	171	536	38
Equity securities fair value adjustment(1)	7	1	35	-35	0
Warrant fair value adjustment(1)	0	0	0	-12	-8
Intangibles amortization expense(2)	4	7	9	4	4
Inventory valuation adjustment — Current Period(3)(4)	25	23	458	39	0
Inventory valuation adjustment — Prior Periods(3)(5)	-26	-455	-39	0	-11
Restructuring(6)	17	14	17	0	31
Convertible note PIK interest and discount amortization(7)	0	0	0	0	8
Loss (gain) on extinguishment of debt	2	-216	25	0	11
Goodwill impairment	0	0	60	0	0
Payroll tax on initial RSU release	0	0	0	5	0
Legal contingency accrual and related expenses	5	0	46	14	4
Other(8)	-14	-3	-3	-5	1
Adjusted Net Income (Loss)	-258	-778	-574	-116	-175

(1)	Represents the gains and losses on certain financial instruments, which are marked to fair value at the end of each period.
(2)
Represents amortization of acquisition-related intangible assets. The acquired intangible assets had useful lives ranging from 1 to 5 years and amortization was expected until the intangible assets were fully amortized in 2024.

(3)	Inventory valuation adjustment includes adjustments to record real estate inventory at the lower of its carrying amount or its net realizable value.
(4)	Inventory valuation adjustment — Current Period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end.
(5)	Inventory valuation adjustment — Prior Periods is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.
(6)
Restructuring costs consist primarily of severance and employee termination benefits and bonuses incurred in connection with the elimination of employees’ roles. Additionally, these costs include expenses related to the termination of certain non-cancelable leases and consulting fees incurred during the restructuring process.

(7)
Includes non-cash payment-in-kind (“PIK”) interest and amortization of the discount on the convertible notes issued from July through November 2019. We exclude convertible note PIK interest and amortization from Adjusted Net Loss since these are non-cash in nature and were converted into equity in September 2020 when the Company entered into the Convertible Notes Exchange Agreement with the convertible note holders.

(8)
Includes primarily gain or loss on interest rate lock commitments, gain on deconsolidation, net, gain on lease termination, sublease income, impairment of internally developed software projects related to restructuring, and income from equity method investments.

A-2	Opendoor Technologies Inc. // 2025 Proxy Statement

Opendoor

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 12, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/OPEN2025**

You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 12, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V73700-P30913

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

OPENDOOR TECHNOLOGIES INC.

The Board of Directors recommends you vote FOR ALL for the following:

	For All	Withhold All	For All Except
1. To elect two nominees to hold office as Class II members of our Board of Directors until the 2028 Annual Meeting of Stockholders.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Adam Bain
02) Pueo Keffer

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Your proxy holder may vote in their discretion upon such other business as may properly come before the meeting or any adjournments, continuations or postponements thereof.

Please sign your name(s) exactly as it appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Form 10-K are available at www.proxyvote.com.

V73701-P30913

OPENDOOR TECHNOLOGIES INC.
Annual Meeting of Stockholders
June 13, 2025, 9:30 AM, Pacific Time
This Proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Carrie Wheeler and Sydney Schaub, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of OPENDOOR TECHNOLOGIES INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 AM, Pacific Time on June 13, 2025, at www.virtualshareholdermeeting.com/OPEN2025, and any adjournment or postponement thereof.

The above proxies are authorized to vote in their discretion (a) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (b) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (c) on such other business as may be properly brought before the Annual Meeting or any adjournment, continuation or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE